                                                                   Exhibit 99(a)

                            CITIZENS BANCSHARES, INC.
            SUPPLEMENTAL FINANCIAL STATEMENTS AND RELATED INFORMATION


Effective May 12, 1998, Century Financial Corporation, Rochester, Pennsylvania, merged into Citizens Bancshares, Inc. The transaction was affected through the exchange of .7926 Bancshares common shares for each of Century's outstanding common shares, with cash paid in lieu of fractional shares. The merger was accounted for as a pooling of interests. Because the acquired business is considered significant pursuant to Rule 11-01(b) of Regulation S-X, the following information is presented, as restated for that merger, as well as Bancshares' March 6, 1998 merger with Unibank, Steubenville, Ohio. The UniBank merger was also accounted for as a pooling of interests, and was affected through the exchange of 26.5 common shares of the Corporation for each of Unibank's outstanding common shares, with cash paid in lieu of fractional shares. The UniBank merger is not considered significant pursuant to Rule 11-01(b) of Regulation S-X.

The following supplemental financial statements and other information is presented to reflect the merger with Century and UniBank.

SUPPLEMENTAL ANNUAL CONSOLIDATED FINANCIAL STATEMENTS

     Supplemental Consolidated Balance Sheets.............................................................     2
     Supplemental Consolidated Statements of Income.......................................................     3
     Supplemental Consolidated Statements of Changes in Shareholders' Equity..............................     4
     Supplemental Consolidated Statements of Cash Flows...................................................     6
     Notes to Supplemental Consolidated Financial Statements..............................................     8
     Report of Independent Auditors ......................................................................    35

SUPPLEMENTAL SELECTED CONSOLIDATED FINANCIAL DATA.........................................................    36

SUPPLEMENTAL FINANCIAL REVIEW.............................................................................    37

SUPPLEMENTAL STATISTICAL DISCLOSURES .....................................................................    53

SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS

     Supplemental Consolidated Balance Sheets.............................................................    64
     Supplemental Consolidated Statements of Income.......................................................    65
     Supplemental Consolidated Statements of Comprehensive Income.........................................    66
     Supplemental Condensed Consolidated Statements of Changes in
       Shareholders' Equity...............................................................................    66
     Supplemental Condensed Consolidated Statements of Cash Flows.........................................    67
     Notes to Supplemental Interim Consolidated Financial Statements......................................    68

MANAGEMENT'S DISCUSSION AND ANALYSIS OF INTERIM FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS..................................................................    73

                            CITIZENS BANCSHARES, INC.
                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share data)                                                 December 31,
                                                                                          1997             1996
                                                                                          ----             ----
ASSETS
     Cash and due from banks                                                        $      54,043    $       46,198
     Federal funds sold                                                                    21,960            32,690
                                                                                    -------------    --------------
         Total cash and cash equivalents                                                   76,003            78,888
     Interest-bearing deposits with financial institutions                                  4,661             2,204
     Securities available for sale at fair value                                          432,306           334,024
     Securities held to maturity (Estimated fair value $ 88,018 and
       $ 88,627)                                                                           87,207            88,371
     Total loans                                                                        1,127,846         1,002,454
       Less allowance for loan losses                                                     (18,276)          (15,629)
                                                                                    -------------    --------------
         Net loans                                                                      1,109,570           986,825
     Premises and equipment, net                                                           30,794            28,098
     Accrued interest receivable and other assets                                          50,482            24,619
                                                                                    -------------    --------------
         Total  assets                                                              $   1,791,023    $    1,543,029
                                                                                    =============    ==============

LIABILITIES
     Deposits
       Noninterest-bearing deposits                                                 $     134,217    $      124,808
       Interest-bearing deposits                                                        1,246,096         1,107,536
                                                                                    -------------    --------------
         Total deposits                                                                 1,380,313         1,232,344
     Securities sold under repurchase agreements and federal funds
       purchased                                                                           79,188            93,977
     Federal Home Loan Bank advances                                                      160,765            60,923
     Accrued interest payable and other liabilities                                        14,090            16,324
                                                                                    -------------    --------------
         Total liabilities                                                              1,634,356         1,403,568
                                                                                    -------------    --------------

SHAREHOLDERS' EQUITY
     Serial preferred stock, $10.00 par value; authorized 200,000 shares;
       none issued
     Common stock, no par value; 36,000,000 shares authorized;
       17,738,935 and 17,712,862 shares issued                                             31,189            28,547
     Retained earnings                                                                    122,106           110,606
     Treasury stock, 17,626 and 20,740 shares at cost                                        (222)             (344)
     ESOP obligations and unearned shares                                                    (325)             (413)
     Unrealized gain on securities available for sale                                       3,919             1,065
                                                                                    -------------    --------------
         Total shareholders' equity                                                       156,667           139,461
                                                                                    -------------    --------------
         Total liabilities and shareholders' equity                                 $   1,791,023    $    1,543,029
                                                                                    =============    ==============


          See notes to supplemental consolidated financial statements.



                                       2.

                            CITIZENS BANCSHARES, INC.
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME

 (Dollars in thousands, except per share data)                                     Years ended December 31,
                                                                              1997           1996           1995
                                                                              ----           ----           ----
INTEREST INCOME
     Loans, including fees                                               $    99,187    $    90,656     $    83,127
     Securities
         Taxable                                                              29,034         23,442          24,198
         Nontaxable                                                            1,772          1,870           1,777
     Federal funds sold and other                                              1,674          2,014           1,689
                                                                         -----------    -----------     -----------
         Total interest income                                               131,667        117,982         110,791
                                                                         -----------    -----------     -----------

INTEREST EXPENSE
     Deposits                                                                 51,253         45,158          42,413
     Federal funds and repurchase agreements                                   5,807          2,529           1,880
     Federal Home Loan Bank advances and other                                 6,149          3,730           4,330
                                                                         -----------    -----------     -----------
         Total interest expense                                               63,209         51,417          48,623
                                                                         -----------    -----------     -----------

NET INTEREST INCOME                                                           68,458         66,565          62,168

PROVISION FOR LOAN LOSSES                                                      4,335          2,279           2,504
                                                                         -----------    -----------     -----------

NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES                                                                 64,123         64,286          59,664
                                                                         -----------    -----------     -----------

OTHER INCOME
     Service charges and fees on deposits                                      4,622          4,232           3,977
     Securities gains (losses)                                                    10            (21)           (102)
     Other income                                                              6,359          4,524           3,656
                                                                         -----------    -----------     -----------
         Total other income                                                   10,991          8,735           7,531
                                                                         -----------    -----------     -----------

OTHER EXPENSES
     Salaries and employee benefits                                           23,167         20,512          19,544
     Occupancy and equipment expense                                           6,463          6,377           5,980
     Merger, integration, and restructuring expense                              200            838             711
     SAIF recapitalization expense                                                              667
     Other operating expense                                                  13,398         13,343          13,937
                                                                         -----------    -----------     -----------
         Total other expenses                                                 43,228         41,737          40,172
                                                                         -----------    -----------     -----------

INCOME BEFORE INCOME TAXES                                                    31,886         31,284          27,023
INCOME TAXES                                                                   9,466          9,554           8,229
                                                                         -----------    -----------     -----------

NET INCOME                                                               $    22,420    $    21,730     $    18,794
                                                                         ===========    ===========     ===========

BASIC EARNINGS PER COMMON SHARE                                          $      1.27    $      1.23     $      1.06
                                                                         ===========    ===========     ===========
DILUTED EARNINGS PER COMMON SHARE                                        $      1.26    $      1.22     $      1.06
                                                                         ===========    ===========     ===========

          See notes to supplemental consolidated financial statements.




                                       3.

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES
                             IN SHAREHOLDERS' EQUITY
                      For the three years December 31, 1997

(Dollars in thousands, except per share data)                                  ESOP        Unrealized
                                                                             Obligation    Gain (Loss)
                                                                                and       On Securities
                                    Common       Retained      Treasury       Unearned      Available
                                     Stock       Earnings        Stock         Shares       For Sale        Total
                                     -----       --------        -----         ------       --------        -----
Balance, January 1, 1995,
  as previously reported         $   16,497     $   53,414    $       (5)   $     (150)   $   (3,743)    $   66,013
Restate capital structure
  for pooling of interests           12,948         29,662             -             -        (1,732)        40,878
                                 ----------     ----------    ----------    ----------    ----------     ----------

Balance, January 1, 1995,
  as restated                        29,445         83,076            (5)         (150)       (5,475)       106,891
Net  income                                         18,794                                                   18,794
Cash dividends declared
  ($.25 per share)                                  (2,972)                                                  (2,972)
Cash paid for fractional
  shares                                                (8)                                                      (8)
Unrealized gain on securities
  available for sale                                                                           7,285          7,285
Change in ESOP obligation
  and release of shares                   6                                       (181)                        (175)
Pre-merger transactions of
  pooled affiliates:
    Cash dividends declared                         (2,499)                                                  (2,499)
    Other                               127             (2)          (16)                                       109
                                 ----------     ----------    ----------    ----------    ----------     ----------

Balance, December 31, 1995           29,578         96,389           (21)         (331)        1,810        127,425
Net  income                                         21,730                                                   21,730
Cash dividends declared
  ($.42 per share)                                  (4,876)                                                  (4,876)
Cash paid for fractional
  shares                                                (9)                                                      (9)
Unrealized loss on
  securities available for sale                                                                 (745)          (745)
Change in ESOP obligation
  and release of shares                  11                                        (82)                         (71)
Pre-merger acquisition of
  pooled affiliate common
  shares                             (1,127)                                                                 (1,127)
Pre-merger transactions
  of pooled affiliates:
    Cash dividends declared                         (2,628)                                                  (2,628)
    Other                                85                         (323)                                      (238)
                                 ----------     ----------    ----------    ----------    ----------     ----------

Balance, December  31, 1996      $   28,547     $  110,606    $     (344)   $     (413)   $    1,065     $  139,461

                                  (Continued)


                                       4.

                            CITIZENS BANCSHARES, INC.
                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CHANGES
                       IN SHAREHOLDERS' EQUITY (Continued)
                      For the three years December 31, 1997

(Dollars in thousands, except per share data)                                   ESOP        Unrealized
                                                                             Obligation    Gain (Loss)
                                                                                 and      On Securities
                                    Common       Retained      Treasury       Unearned      Available
                                     Stock       Earnings        Stock         Shares       For Sale        Total

Balance, December  31, 1996      $   28,547     $  110,606    $     (344)   $     (413)   $    1,065     $  139,461
Net income                                          22,420                                                   22,420
Cash dividends declared
  ($.56 per share)                                  (6,605)                                                  (6,605)
Cash paid for fractional
  shares                                                (2)                                                      (2)
Unrealized gain on securities
  available for sale                                                                           2,854          2,854
Change in ESOP obligation
  and release of shares                  70                                         88                          158
Stock options exercised                 743                                                                     743
Pre-merger transactions
  of pooled affiliates:
    Cash dividends declared                         (2,857)                                                  (2,857)
    Stock dividend                    1,416         (1,416)                                                       -
    Other                               413            (40)          122                                        495
                                 ----------     ----------    ----------    ----------    ----------     ----------

Balance, December 31, 1997       $   31,189     $  122,106    $     (222)   $     (325)   $    3,919     $  156,667
                                 ==========     ==========    ==========    ==========    ==========     ==========


          See notes to supplemental consolidated financial statements.


                                       5.

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)                                                             Years ended December 31,
                                                                              1997           1996           1995
                                                                              ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                         $     22,420    $    21,730     $    18,794
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Depreciation and amortization                                         3,812          2,417           5,502
         Securities amortization and accretion, net                              948            702          (1,350)
         Securities (gains) losses                                               (10)            21             102
         Provision for loan losses                                             4,335          2,279           2,504
         Change in net deferred loan fees                                       (615)          (298)            392
         Premises and equipment gain                                            (141)             -             (40)
         Increase in cash surrender value of life insurance                     (801)           (84)            (55)
         Deferred income tax expense (benefit)                                  (596)          (320)            215
         Net change in loans held for sale                                       856         (3,283)          1,564
         Change in other assets and liabilities                               (1,708)           374          (1,876)
                                                                        ------------    -----------     -----------
              Net cash provided by operating activities                       28,500         23,538          25,752
                                                                        ------------    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Net change in interest-bearing deposits with financial
           institutions                                                       (2,457)          (780)          2,599
     Securities held to maturity:
         Proceeds from maturities and payments                                59,723         49,888          78,052
         Proceeds from sales                                                       -              -             775
         Purchases                                                           (58,444)       (57,565)        (75,637)
     Securities available for sale:
         Proceeds from maturities and payments                                94,998        129,065          33,644
         Proceeds from sales                                                     391          8,480          41,932
         Purchases                                                          (190,547)      (147,127)        (63,551)
     Sales of student loans and commercial participations                      2,000          4,362          12,053
     Net increase in loans                                                   (92,093)       (72,977)        (90,196)
     Purchases of premises and equipment                                      (5,171)        (6,264)         (3,806)
     Purchases of life insurance contracts                                   (20,000)          (500)           (724)
     Purchase of loans                                                       (11,989)        (3,604)              -
     Sales of premises and equipment                                             511              -             277
     Sales of other real estate                                                1,598            128           1,764
                                                                        ------------    -----------     -----------
              Net cash used by investing activities                         (221,480)       (96,894)        (62,818)
                                                                        ------------    -----------     -----------



                                  (Continued)



                                       6.

                            CITIZENS BANCSHARES, INC.
         SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in thousands)                                                             Years ended December 31,
                                                                              1997           1996           1995
                                                                              ----           ----           ----

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in deposit accounts                                           49,717         52,946          65,438
     Net change in federal funds and repurchase agreements                   (14,789)        69,516          (8,031)
     Net change in short-term FHLB advances                                   57,710        (21,500)         17,230
     Proceeds from long-term FHLB advances                                    64,655          8,450          14,750
     Repayment of long-term FHLB advances                                    (22,523)       (23,907)        (23,532)
     Repayment of notes payable                                                    -              -          (1,974)
     Cash dividends paid                                                      (9,054)        (7,490)         (4,342)
     Pre-merger acquisition of pooled affiliate common stock                       -         (1,127)              -
     Purchases of branch deposits, net                                        64,605              -               -
     Redemption of minority interest in subsidiary                              (561)           (25)            (25)
     Proceeds from stock options exercised                                       447             79             127
     Proceeds from employee stock option plan                                     22              -               -
     Proceeds from dividend reinvestment plan                                    217            205             107
     Treasury stock purchase                                                    (351)          (522)           (125)
                                                                        ------------    -----------     -----------
              Net cash provided by financing activities                      190,095         76,625          59,623
                                                                        ------------    -----------     -----------

CHANGE IN CASH AND CASH EQUIVALENTS                                           (2,885)         3,269          22,557

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR                                                                     78,888         75,619          53,062
                                                                        ------------    -----------     -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                $     76,003    $    78,888     $    75,619
                                                                        ============    ===========     ===========


          See notes to supplemental consolidated financial statements.



                                       7.

                            CITIZENS BANCSHARES, INC.
             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Effective March 6, 1998, Citizens Bancshares, Inc. ("the Corporation") acquired UniBank and effective May 12, 1998, the Corporation acquired Century Financial Corporation and its subsidiary, Century National Bank, in transactions accounted for as poolings of interests. The supplemental consolidated financial statements give retroactive effect to the transactions and, as a result, the supplemental consolidated balance sheets, statements of income and statements of cash flows are presented as if the Corporation, UniBank and Century had been consolidated for all periods presented. The supplemental consolidated statements of changes in shareholders' equity reflect the accounts of the Corporation as if the common stock issued in the acquisitions had been outstanding during all periods presented. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation. However, they will become the historical consolidated financial statements of the Corporation after financial statements covering the date of consummation of the business combination are issued. The supplemental consolidated financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of the Corporation included in its December 31, 1997 Annual Report on Form 10-K.

The Corporation is a bank holding company that provides banking and financial services. Its principal banking subsidiaries are The Citizens Banking Company ("Citizens"), which operates primarily in the eastern Ohio counties of Columbiana, Jefferson, Mahoning, Stark, Belmont and Carroll; and, after the May 12, 1998 merger discussed above, Century National Bank, ("Century"), which operates in the southwestern Pennsylvania counties of Beaver and Butler. Its other banking subsidiary, First National Bank of Chester ("FNB"), operates primarily in Hancock County, West Virginia. The banks' primary services include accepting demand, savings and time deposits and granting commercial, industrial, real estate and consumer loans. The Corporation's other subsidiaries do not comprise a significant portion of its operations.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the reporting period. Actual results could differ from these estimates and are subject to change in the short term. Areas involving the use of management's estimates and assumptions which are particularly subject to change include the allowance for loan losses, fair values of certain securities, the determination and carrying value of impaired loans, the carrying value of other real estate, the value of stock options granted and the actuarial present value of pension benefit obligations.


                                  (Continued)



                                       8.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


The following is a summary of the significant accounting policies followed by the Corporation in the preparation of the supplemental consolidated financial statements.

PRINCIPLES OF CONSOLIDATION: The supplemental consolidated financial statements include the accounts of the Corporation and its wholly owned subsidiaries, Citizens and its subsidiary, ValueNet, Century, Freedom Financial Life Insurance Company, Freedom Express, Inc. and FNB. All significant intercompany transactions have been eliminated in the consolidation. As discussed in Note 16, the Corporation affiliated with two financial institutions in 1998, one in 1996 and another in 1995. The acquired banks, except Century, were merged into Citizens.

STATEMENT OF CASH FLOWS: For purposes of reporting cash flows, cash equivalents include cash and short-term deposits with financial institutions and federal funds sold. Generally, federal funds are sold for one-day periods. The Corporation reports net cash flows for interest-bearing deposits with other financial institutions, customer loan transactions, deposit transactions, repurchase agreements, and short-term borrowings. For the years ended December 31, 1997, 1996 and 1995, the Corporation paid interest of $61,779, $51,112 and $48,195, and income taxes of $10,619, $9,956 and $8,348. There were no material non-cash transactions.

SECURITIES: The Corporation classifies its debt and equity securities as held to maturity, trading or available for sale. Securities classified as available for sale are carried at fair value. Net unrealized gains and losses are reflected as a separate component of shareholders' equity, net of tax effects. Securities classified as available for sale are those that management intends to sell or that would be sold for liquidity, investment management or similar reasons, even if there is not a present intention to make such a sale. Equity securities that have a readily determinable fair value are also classified as available for sale. Securities classified as held to maturity are stated at cost, adjusted for amortization of premiums and accretion of discounts using the interest method. Securities classified as held to maturity are those that management has the positive intent and ability to hold to maturity. Trading securities are acquired for sale in the near term and are carried at fair value, with unrealized holding gains and losses reflected in earnings. The Corporation held no trading securities during any period presented. Amortization of premiums and accretion of discounts are recorded in interest income using the interest method over the period to maturity, which is sometimes estimated. Realized gains and losses on securities sales are determined using the specific identification method.




                                   (Continued)


                                       9.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


LOANS HELD FOR SALE: Citizens originates certain residential mortgage loans for sale in the secondary mortgage-loan market. In addition, Citizens periodically identifies other loans that will be sold. These loans are classified as loans held for sale and carried at the lower of cost or estimated market value taken together. To mitigate interest rate risk, Citizens may obtain fixed commitments at the time loans are originated or identified for sale. In January 1996, the Corporation adopted Statement of Financial Accounting Standards (SFAS) No. 122, "Accounting for Mortgage Servicing Rights," which requires companies that engage in mortgage banking activities to recognize as separate assets rights to service mortgage loans for others. The servicing asset is amortized in proportion to, and over the period of, estimated net servicing revenues. Impairment of mortgage servicing rights is periodically assessed based on the estimated fair value of those rights. SFAS No. 122 was applied prospectively to servicing rights arising from loans sold by the Corporation after January 1, 1996, and did not materially impact the Corporation's financial statements. SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," was adopted by the Corporation in 1997. This statement supersedes SFAS No. 122 relative to loan servicing rights, but only marginally modifies the accounting and disclosure requirements described by SFAS No. 122. SFAS No. 125 also impacts the accounting treatment for certain other transfers of assets and liabilities and did not materially affect the Corporation's 1997 financial statements.

INTEREST AND FEES ON LOANS: Interest income on loans is accrued over the term of the loans based on the amount of principal outstanding. The accrual of interest is discontinued on a loan when management believes that the collection of interest is doubtful. Loan origination and commitment fees and certain direct loan origination costs are deferred and amortized as an adjustment to the related loan's yield. The Corporation is amortizing these amounts over the contractual life of the related loans.

ALLOWANCE FOR LOAN LOSSES: The allowance for loan losses represents the amount which management estimates is adequate to provide for losses in its loan portfolio. The allowance for loan losses is reduced by charging-off loans deemed uncollectible by management. After a loan is charged-off, collection efforts continue and future recoveries may occur. When loans are charged-off, any interest accrued in the current fiscal year is charged against interest income. Increases to the allowance for loan losses consist of provisions for loan losses charged to expense and recoveries of previous charge-offs.

The allowance for loan losses and the annual provision for loan losses charged to expense are determined by management based upon criteria such as past loan loss experience, economic conditions, changes in the mix and volume of the loan portfolio and various other circumstances which are subject to change over time. Management periodically reviews selected large loans, impaired loans, nonaccrual loans, other problem loans and delinquent loans. The collectibility of these loans is evaluated, after considering the current financial position and repayment ability of the borrowers, estimated collateral values and the Corporation's collateral position versus other creditors and any guarantees. Management forms judgments, which are necessarily subjective, as to the probability of loss and the amount of such loss on these loans, as well as other loans by aggregate types. Management then determines



                                   (Continued)




                                      10.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

what is considered an adequate balance in the allowance for loan losses and the corresponding provision for loan losses.

A loan is impaired when it is probable that not all principal and interest amounts will be collected according to the loan contract. Allowances for loan losses on impaired loans are determined using the present value of estimated future cash flows of the loan, discounted using the loan's effective interest rate. Allowances for loan losses for impaired loans that are collateral dependent are generally determined based on the estimated fair value of the underlying collateral. Changes in the carrying value of loans due to changes in estimates of future payments or the passage of time are reported as increases or decreases in the provision for loan losses.

Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include loans secured by one-to-four family residences, residential construction loans, automobile, home equity and second mortgage loans. Commercial loans and mortgage loans secured by other properties are evaluated individually for impairment. When analysis of borrower operating results and financial condition indicates that underlying cash flows of the borrower's business are not adequate to meet its debt service requirements, the loan is evaluated for impairment. Often this is associated with a delay or shortfall in payments of 30 days or more. Loans are generally moved to nonaccrual status when 90 days or more past due. These loans are often also considered impaired. Impaired loans, or portions thereof, are charged-off when deemed uncollectible.

CONCENTRATIONS OF CREDIT RISK: The Corporation, through its subsidiary banks, grants residential, consumer and commercial loans to customers located primarily in the eastern Ohio counties of Columbiana, Jefferson, Mahoning, Stark, Belmont and Carroll, in the southwestern Pennsylvania counties of Beaver and Butler and in the West Virginia county of Hancock. At December 31, 1997, residential real estate mortgage loans totaled 41.0% of loans and were secured primarily by 1-4 family residences. In addition, at year-end 1997, 6.5% of total loans were to a group of related enterprises involved in purchasing pools of one-to-four family residential, home equity and other consumer loans. The primary repayment source for the latter is the underlying pools of consumer and mortgage debt that represent diverse loan types and geographic distribution.

The Corporation, through its banking subsidiaries, makes commitments to extend credit in the normal course of business which are not reflected in the financial statements. A summary of these commitments is discussed in Note 12.

PREMISES AND EQUIPMENT: Premises and equipment are stated at cost, less accumulated depreciation and amortization. Provisions for depreciation and amortization are computed principally by the straight-line method based upon the estimated useful life of the asset. Expenditures for maintenance and repairs are charged to operations as incurred. Expenditures for additions and major improvements are capitalized. The adjusted cost of the specific assets


                                   (Continued)


                                      11.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)



sold or disposed of is used to compute gains or losses on disposal. These assets are reviewed for impairment when events indicate their carrying amounts may not be recoverable.

OTHER REAL ESTATE OWNED: Other real estate owned is comprised of properties acquired through foreclosure proceedings or acceptance of deeds instead of foreclosure. These properties are carried in other assets at the lower of cost or fair value, less estimated selling costs. Any reduction from carrying value of the related loan to fair value at the time of acquisition is accounted for as a loan loss. Any subsequent reduction in fair value is reflected in a valuation allowance account through a charge to income. Expenses to carry other real estate are charged to operations as incurred. Other real estate at December 31, 1997 and 1996 totaled $166 and $1,616.

INTANGIBLE ASSETS: Intangible assets arising from the Corporation's business acquisitions, net of accumulated amortization, are included in other assets in the consolidated balance sheets and totaled $9,011 and $1,661 at December 31, 1997 and 1996.

MERGER, INTEGRATION AND RESTRUCTURING EXPENSE: Included in other operating expense is a charge for merger, integration and restructuring expenses, which primarily represents professional fees, early retirement, other personnel related costs and the write-off of certain equipment in the elimination of duplicate facilities in acquisitions.

INCOME TAXES: Deferred tax assets and liabilities are recorded at currently enacted income tax rates based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as "temporary differences."

EARNINGS AND DIVIDENDS PER SHARE: Basic and diluted earnings per share are computed under a new accounting standard effective in the quarter ended December 31, 1997. All prior amounts have been restated to be comparable. Basic earnings per share are based on net income divided by the following weighted average number of shares outstanding during the periods: 17,671,000 in 1997, 17,708,000 in 1996 and 17,783,000 in 1995. Diluted earnings per share reflects the dilutive effect of additional common shares issuable under stock options using the treasury stock method. The weighted average number of shares used for determining diluted earnings per share were 17,778,000 in 1997, 17,768,000 in 1996 and 17,806,000 in 1995. Diluted earnings per share was lower than basic earnings per share by $.01 in 1997 and 1996. There was no difference between basic and diluted earnings per share in 1995.

The Corporation entered into two merger transactions in the first half of 1998 and one merger transaction in 1996 and 1995, all of which were accounted for as poolings of interests (see Note 16). The Corporation's Board of Directors declared a two-for-one stock split payable June 1, 1998 to shareholders of record May 12, 1998 and a three-for-two stock split payable January 12, 1996 to shareholders of record December 31, 1995. All share and per share data have been retroactively adjusted to reflect the mergers and the stock split.

                                   (Continued)



                                      12.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)



RECLASSIFICATION: Certain amounts in the 1996 and 1995 consolidated financial statements and pooled affiliates' financial statements have been reclassified to conform to the Corporation's 1997 presentation.


NOTE 2 - SECURITIES

The amortized costs, unrealized gains and losses and estimated fair values are as follows at December 31:

                                                                                    1997
                                                       -------------------------------------------------------------
                                                                           Gross            Gross        Estimated
                                                          Amortized     Unrealized       Unrealized        Fair
                                                            Cost           Gains           Losses          Value
                                                            ----           -----           ------          -----
SECURITIES AVAILABLE FOR SALE
U.S.  Treasury securities                              $     19,963     $       124    $        (3)    $     20,084
U.S.  Government agencies and corporations                   82,934           1,164           (161)          83,937
Obligations of states and political
  subdivisions                                               14,278             480            (36)          14,722
Corporate and other securities                               27,870             328           (108)          28,090
Mortgage-backed securities                                  263,638           1,425           (596)         264,467
                                                       ------------     -----------    ------------    ------------
         Total debt securities available for sale           408,683           3,521           (904)         411,300
Marketable equity securities                                 17,610           3,397             (1)          21,006
                                                       ------------     -----------    ------------    ------------
         Total securities available for sale           $    426,293     $     6,918    $      (905)    $    432,306
                                                       ============     ===========    ============    ============

SECURITIES HELD TO MATURITY
U.S.  Treasury securities                              $     38,618     $       158    $        (8)    $     38,768
U.S.  Government agencies and corporations                   22,981              51            (13)          23,019
Obligations of states and political
  subdivisions                                               22,013             428                          22,441
Corporate and other securities                                1,496                            (24)           1,472
Mortgage-backed securities                                    2,099             219                           2,318
                                                       ------------     -----------    -----------     ------------
         Total securities held to maturity             $     87,207     $       856    $       (45)    $     88,018
                                                       ============     ===========    ===========     ============


                                   (Continued)




                                      13.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


                                                                                    1996
                                                       -------------------------------------------------------------
                                                                           Gross            Gross        Estimated
                                                          Amortized     Unrealized       Unrealized        Fair
                                                            Cost           Gains           Losses          Value
                                                            ----           -----           ------          -----
SECURITIES AVAILABLE FOR SALE
U.S.  Treasury securities                              $     27,193     $       132    $       (45)    $     27,280
U.S.  Government agencies and corporations                   48,989             488           (296)          49,181
Obligations of states and political
  subdivisions                                               14,929             483            (13)          15,399
Corporate and other securities                               16,584              84           (232)          16,436
Mortgage-backed securities                                  212,329           1,112         (1,008)         212,433
                                                       ------------     -----------    -----------     ------------
         Total debt securities available for sale           320,024           2,299         (1,594)         320,729
Marketable equity securities                                 12,370             943            (18)          13,295
                                                       ------------     -----------    -----------     ------------
         Total securities available for sale           $    332,394     $     3,242    $    (1,612)    $    334,024
                                                       ============     ===========     ==========     ============

SECURITIES HELD TO MATURITY
U.S.  Treasury securities                              $     47,339     $       134    $       (30)    $     47,443
U.S.  Government agencies and corporations                   13,459                           (129)          13,330
Obligations of states and political
  subdivisions                                               23,623             200            (82)          23,741
Corporate and other securities                                1,498                            (45)           1,453
Mortgage-backed securities                                    2,452             208                           2,660
                                                       ------------     -----------    -----------     ------------
         Total securities held to maturity             $     88,371     $       542    $      (286)    $     88,627
                                                       ============     ===========    ===========     ============

The amortized cost and estimated market value of debt securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will likely differ from contractual maturities because some issuers have the right to call or prepay obligations with or without penalty.

                                                                                          Amortized       Estimated
                                                                                            Cost         Fair Value
                                                                                            ----         ----------
DEBT SECURITIES AVAILABLE FOR SALE
Due in one year or less                                                               $     24,328     $     24,371
Due after one year through five years                                                       48,855           49,149
Due after five years through ten years                                                      60,932           62,028
Due after ten years                                                                         10,930           11,285
Mortgage-backed securities                                                                 263,638          264,467
                                                                                      ------------     ------------
     Total debt securities available for sale                                         $    408,683     $    411,300
                                                                                      ============     ============


                                   (Continued)





                                      14.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)



                                                                                          Amortized       Estimated
                                                                                            Cost         Fair Value
                                                                                            ----         ----------
DEBT SECURITIES HELD TO MATURITY
Due in one year or less                                                               $     17,390     $     17,402
Due after one year through five years                                                       61,716           62,175
Due after five years through ten years                                                       5,406            5,502
Due after ten years                                                                            596              621
Mortgage-backed securities                                                                   2,099            2,318
                                                                                      ------------     ------------
     Total debt securities held to maturity                                           $     87,207     $     88,018
                                                                                      ============     ============

Proceeds from the sales of securities and the gross realized gains and losses are as follows:

                                                                               1997            1996           1995
                                                                               ----            ----           ----

Proceeds from sales of securities available for sale                     $       391    $     8,480     $    41,932
Gross realized gains on sales                                                     10             11             319
Gross realized losses on sales                                                     0             32             421

In 1995, prior to the merger, Century sold two municipal securities that were, at the time, classified as held to maturity. Proceeds from the sales of these investment securities were $775 and a gain of $17 was recognized on these sales. These sales resulted from Century determining, subsequent to purchase, that the investment securities did not meet the criteria as established by policy.

Securities with a carrying value of $273,351 and $242,384 were pledged to secure public deposits and for other purposes as required or permitted by law at December 31, 1997 and 1996.


NOTE 3 - LOANS

The loan portfolio at December 31, was as follows:

                                                                                            1997            1996
                                                                                            ----            ----

Commercial, financial and agricultural                                                $    317,884     $    275,602
Residential real estate                                                                    462,545          419,834
Commercial real estate                                                                     153,912          132,203
Construction                                                                                15,591           15,746
Consumer                                                                                   171,579          151,878
Real estate mortgage loans held for sale                                                     6,335            7,191
                                                                                      ------------     ------------
     Total loans                                                                      $  1,127,846     $  1,002,454
                                                                                      ============     ============


                                   (Continued)



                                      15.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


The Corporation has granted loans to executive officers and directors of the Corporation and to their associates. Loans to such borrowers, their immediate families, and entities in which they own more than a 10% voting interest are summarized below:

Aggregate balance - December 31, 1996                                                                   $    17,753
New loans                                                                                                     2,815
Repayments                                                                                                   (4,177)
Other changes                                                                                                   147
                                                                                                        -----------
Aggregate balance - December 31, 1997                                                                   $    16,538
                                                                                                        ===========

Other changes represent loans applicable to one reporting period that are excludable from the other reporting period.


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

Activity in the allowance for loan losses during 1997, 1996 and 1995 was as follows:

                                                                              1997           1996           1995
                                                                              ----           ----           ----

Balance at beginning of year                                             $    15,629    $    14,856     $    15,693
Provision for loan losses                                                      4,335          2,279           2,504
Recoveries                                                                     1,290          1,566           1,401
Loans charged-off                                                             (2,978)        (3,072)         (4,742)
                                                                         -----------    -----------     -----------
Balance at end of year                                                   $    18,276    $    15,629     $    14,856
                                                                         ===========    ===========     ===========

Information regarding impaired loans at December 31 is as follows:

                                                                                             1997           1996
                                                                                             ----           ----

Balance of impaired loans at December 31                                                $     5,025     $     3,116
Less portion for which no allowance for loan losses is allocated                               (799)           (386)
                                                                                        -----------     -----------

Portion of impaired loan balance for which an allowance for loan
  losses is allocated                                                                   $     4,226     $     2,730
                                                                                        ===========     ===========

Portion of allowance for loan losses allocated to the impaired loan
  balance at December 31                                                                $       545     $       416
                                                                                        ===========     ===========


                                   (Continued)




                                      16.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


Information regarding impaired loans is summarized below:

                                                                              1997           1996           1995
                                                                              ----           ----           ----

Average investment in impaired loans during the year                     $     4,955    $     3,801     $     7,172
                                                                         ===========    ===========     ===========

Interest income recognized on impaired loans including
  interest income recognized on cash basis during the year               $       210    $       327     $       386
                                                                         ===========    ===========     ===========

Interest income recognized on impaired loans on cash basis
  during the year                                                        $       201    $       239     $       369
                                                                         ===========    ===========     ===========

Nonperforming loans are summarized below:

                                                                                             1997           1996
                                                                                             ----           ----

Nonaccrual loans                                                                        $     5,203     $     2,138
Loans past due more than 90 days and still accruing interest                                  1,446           1,093
                                                                                        -----------     -----------

     Total nonperforming loans                                                          $     6,649     $     3,231
                                                                                        ===========     ===========

Interest income for the years ended December 31, 1997, 1996 and 1995 would have increased by approximately $480, $171 and $343, if nonaccrual loans had earned interest at their respective full contract rates.


NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment as of December 31, are summarized as follows:

                                                                                             1997           1996
                                                                                             ----           ----

Land, buildings and improvements                                                        $    30,319     $    28,263
Equipment, furniture and fixtures                                                            21,838          19,996
Construction in process                                                                       1,024              21
                                                                                        -----------     -----------
     Total premises and equipment                                                            53,181          48,280

Less accumulated depreciation and amortization                                              (22,387)        (20,182)
                                                                                        -----------     -----------

     Premises and equipment, net                                                        $    30,794     $    28,098
                                                                                        ===========     ===========

Depreciation and amortization of premises and equipment totaled $3,207, $2,742 and $2,570 in 1997, 1996 and 1995.


                                   (Continued)




                                      17.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


Future minimum rental obligations under noncancelable operating leases having initial or remaining terms of one year or more are as follows:

                                  1998                                                $       698
                                  1999                                                        528
                                  2000                                                        490
                                  2001                                                        450
                                  2002                                                        345
                               Thereafter                                                   2,367
                                                                                      -----------
                                  Total                                               $     4,878
                                                                                      ===========


NOTE 6 - INTEREST-BEARING DEPOSITS

Total interest-bearing deposits as presented on the balance sheet are comprised of the following classifications at December 31:

                                                                                            1997            1996
                                                                                            ----            ----

Interest-bearing demand                                                               $    183,337     $    169,023
Savings                                                                                    354,267          359,701
Time
     In denominations under $100,000                                                       585,270          485,384
     In denominations of $100,000 or more                                                  123,222           93,428
                                                                                      ------------     ------------

         Total interest-bearing deposits                                              $  1,246,096     $  1,107,536
                                                                                      ============     ============

At December 31, 1997, the scheduled maturities of certificates of deposit are as follows:

                                  1998                                               $    467,459
                                  1999                                                    176,856
                                  2000                                                     38,945
                                  2001                                                     10,408
                           2002 and thereafter                                             14,824
                                                                                     ------------

                                                                                     $    708,492
                                                                                     ============


                                   (Continued)



                                      18.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


NOTE 7 - SECURITIES SOLD UNDER REPURCHASE AGREEMENTS
  AND FEDERAL FUNDS PURCHASED

Citizens and FNB have retail repurchase agreements with customers in their respective local market areas, as well as federal funds purchased from other banks. These borrowings are collateralized with securities owned by the banks and held in their safekeeping accounts at independent correspondent banks. Citizens also has repurchase agreements with brokerage firms which are in possession of the underlying securities. The exact same securities are returned to the Corporation at the maturity of the agreements. The following table summarizes certain information relative to these borrowings at December 31:

                                                                                            1997            1996
                                                                                            ----            ----

Outstanding at period-end                                                             $     79,188     $     93,977
Weighted average interest rate at period-end                                                  5.72%            5.99%
Maximum amount outstanding as of any month-end                                        $    146,941     $     94,816
Average amount outstanding                                                                 107,405           49,680
Approximate weighted average interest rate during the year                                    5.41%            5.09%


NOTE 8 - FEDERAL HOME LOAN BANK ADVANCES

Federal Home Loan Bank (FHLB) advances are comprised of the following at December 31:

                                                                            Current                Balance
                                                                            Interest         -----------------
                                                                              Rate           1997         1996
                                                                              ----           ----         ----

Variable rate advances:
     Revolving overnight advances                                            6.25%     $     28,000
     LIBOR based, 1-5 year maturity                                          5.78            49,000     $    16,000
     Prime rate based, 1 year maturity                                       6.04            13,305           9,200
      Repo Plus 30 day maturity                                                                               7,000
Fixed rate advances, with monthly interest payments:
     Advances due in 1997                                                                                    10,950
     Advances due in 1998                                                    5.81            46,960           6,000
     Advances due in 1999                                                    6.15            23,500           1,500
Fixed rate advances, with monthly principal and interest payments:
     Advance due October 1, 1997                                                                              7,899
     Advance due November 1, 1997                                                                             2,374
                                                                                       ------------     -----------
         Total Federal Home Loan Bank advances                                         $    160,765     $    60,923
                                                                                       ============     ===========



                                   (Continued)


                                      19.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)



FHLB advances are collateralized by all shares of FHLB stock owned by subsidiary banks (totaling $11,922) and by 100% of subsidiary banks' qualified mortgage loan portfolio (totaling approximately $382,645). Based on the carrying amount of FHLB stock owned by subsidiary banks, total FHLB advances are limited to approximately $238,440.

The aggregate minimum future annual principal payments on borrowings are $89,215 in 1998, $43,900 in 1999, $7,650 in 2000 and $20,000 in 2002.


NOTE 9 - INCOME TAXES

The provision for income taxes consists of the following:

                                                                              1997          1996            1995
                                                                              ----          ----            ----

Current tax expense                                                      $    10,062    $     9,874     $     8,014
Deferred tax expense (benefit)                                                  (596)          (320)            215
                                                                         ------------   -----------     -----------

     Total provision for income taxes                                    $     9,466    $     9,554     $     8,229
                                                                         ===========    ===========     ===========

The sources of gross deferred tax assets and liabilities at December 31, were as follows:

                                                                              1997          1996            1995
                                                                              ----          ----            ----

Items giving rise to deferred tax assets:
     Allowance for loan losses in excess of tax reserve                  $     5,532    $     4,434     $     4,064
     Other                                                                     1,266          1,118             889
                                                                         -----------    -----------     -----------
                                                                               6,798          5,552           4,953
                                                                         -----------    -----------     -----------

Items giving rise to deferred tax liabilities:
     Depreciation                                                               (995)          (953)           (827)
     Unrealized gain on securities available for sale                         (2,095)          (567)           (899)
     FHLB stock dividends                                                       (595)          (378)           (225)
     Other                                                                    (1,127)          (736)           (736)
                                                                         -----------    -----------     -----------
                                                                              (4,812)        (2,634)         (2,687)
                                                                         -----------    -----------     -----------

         Net deferred tax asset                                          $     1,986    $     2,918     $     2,266
                                                                         ===========    ===========     ===========

The Corporation has sufficient taxes paid in current and prior years to warrant recording the full-deferred tax asset without a valuation allowance.


                                   (Continued)



                                      20.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


Total federal income tax expense differs from the expected amounts computed by applying the statutory federal tax rate of 35% to income before taxes. The reasons for this difference are as follows:

                                                   Tax                          Tax                         Tax
                                      1997        Rate             1996        Rate            1995        Rate
                                      ----        ----             ----        ----            ----        ----
Income tax expense based
  upon the federal statutory
  rate on income before
  income taxes                   $    11,160       35.0 %     $    10,950       35.0 %    $     9,458       35.0 %

Tax exempt income                     (1,790)      (5.6)           (1,471)      (4.7)          (1,190)      (4.4)
Other                                     96         .3                75         .2              (39)       (.1)
                                 -----------     ------       -----------    -------      -----------     ------

                                 $     9,466       29.7%      $     9,554       30.5%     $     8,229       30.5%
                                 ===========     ======       ===========    =======      ===========     ======

Tax expense (benefit) attributable to securities gains and losses totaled $4, $(7) and $(36) in 1997, 1996 and 1995.


NOTE 10 - EMPLOYEE BENEFITS

PROFIT SHARING PLAN: The Corporation has a defined contribution profit sharing plan in which the Corporation's employees, other than employees of FNB and Freedom Express, Inc., participate. Amounts to be contributed to the plan are annually determined by the Board of Directors and totaled $1,376, $1,179 and $1,102 in 1997, 1996 and 1995.

PENSION PLANS: The Corporation and Century maintain defined benefit pension plans. The Corporation intends to merge the plans. The following discloses information for each plan.

Citizens Pension Plan - Citizens maintains a defined benefit plan covering substantially all employees. Employees are eligible for participation in the plan after completing 1,000 hours of service and become fully vested in accrued benefits after five years of service. Pension expense is as follows:

                                                                                    1997        1996         1995
                                                                                    ----        ----         ----

Service cost benefits earned                                                    $    287     $    347     $     229
Interest cost on projected benefit obligation                                        130          136           115
Return on plan assets                                                               (688)        (257)         (407)
Net amortization and deferral                                                        426           66           261
                                                                                --------     --------     ---------

     Net pension expense                                                        $    155     $    292     $     198
                                                                                ========     ========     =========

                                   (Continued)



                                      21.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


The following table shows the funded status of the pension plan and the amount included in the consolidated balance sheets at December 31, 1997 and 1996.

                                                                                                1997         1996
                                                                                                ----         ----
Actuarial present value of benefit obligations
     Vested benefits                                                                         $  2,007     $   1,537
     Non-vested benefits                                                                          108            46
                                                                                             --------     ---------

     Accumulated benefit obligation                                                             2,115         1,583
     Effect of anticipated future service and salary levels                                       472           318
                                                                                             --------     ---------

     Projected benefit obligation                                                               2,587         1,901
     Market value of assets                                                                     3,622         2,714
                                                                                             --------     ---------

     Plan assets in excess of projected benefit obligation                                      1,035           813
     Unrecognized prior service cost                                                             (443)         (478)
     Unrecognized net (gain) loss                                                                (519)         (411)
     Unrecognized net transition obligation                                                        19            21
                                                                                             --------     ---------

     Prepaid pension asset (accrued pension liability)                                       $     92     $     (55)
                                                                                             ========     =========

Actuarial assumptions:
         Discount rate                                                                           6.50 %       7.25%
         Long term rate of return                                                                7.00         7.00
         Rate of increase in compensation levels                                                 4.00         4.00

At December 31, 1997, approximately 72% of the pension plan's assets are mutual equity funds, common stocks, and limited partnerships; with 21% comprised of U.S. Treasury and Agency securities and 7% cash and cash equivalents.

Century Pension Plan--Century sponsors a trustee, noncontributory defined benefit pension plan covering substantially all employees and officers of Century. The plan calls for benefits to be paid to eligible employees at retirement based primarily on years of service and compensation rates near retirement. Contributions are intended to provide not only benefits attributed to service to date but also for those expected to be earned in the future. Pension expense is as follows:

                                                                                   1997         1996         1995
                                                                                   ----         ----         ----

Service cost benefits earned                                                    $    270     $    247     $     264
Interest cost on projected benefit obligation                                        375          341           298
Return on plan assets                                                             (1,219)        (677)           78
Net amortization and deferral                                                        708          228          (424)
                                                                                --------     --------     ---------

     Net pension expense                                                        $    134     $    139     $     216
                                                                                ========     ========     =========


                                   (Continued)



                                      22.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


The following table shows the funded status of the pension plan and the amount included in the consolidated balance sheets at December 31, 1997 and 1996.

                                                                                                1997         1996
Actuarial present value of benefit obligations
     Vested benefits                                                                         $  4,177     $   3,287
     Non-vested benefits                                                                           47            40
                                                                                             --------     ---------

     Accumulated benefit obligation                                                             4,224         3,327
     Effect of anticipated future service and salary levels                                     1,796         1,744
                                                                                             --------     ---------

     Projected benefit obligation                                                               6,020         5,071
     Market value of assets                                                                     7,221         6,111
                                                                                             --------     ---------

     Plan assets in excess of projected benefit obligation                                      1,201         1,040
     Unrecognized transition amount                                                              (233)         (291)
     Unrecognized net gain from past experience different from
       that assumed and effects of changes in assumptions                                        (569)         (266)
                                                                                             --------     ---------

     Prepaid pension asset                                                                   $    399     $     483
                                                                                             ========     =========

Actuarial assumptions:
         Discount rate                                                                           7.50 %       7.50%
         Long term rate of return                                                                7.50         7.50
         Rate of increase in compensation levels                                                 4.50         4.00

POSTRETIREMENT HEALTH INSURANCE BENEFITS: The Corporation continues to pay health insurance premiums for certain employees after retirement. The Corporation accrues the cost of retirees' health and other postretirement benefits during the working career of active employees. The expense and liability under this plan are not material in any period presented.

STOCK OPTION PLAN: The Corporation maintains a non-statutory stock option and stock appreciation rights plan that enables a committee of the Board of Directors to grant stock options and/or stock appreciation rights ("SARS") to officers of the Corporation and its subsidiaries. A total of 900,000 options on common shares and 1,350,000 stock appreciation rights are available to be granted pursuant to the plan, after giving effect to the stock split discussed in Note 1. Stock options and stock appreciation rights may be granted at a price not less than the fair market value of the Corporation's common shares at the date of grant for terms up to, but not exceeding ten years from the date of grant. Vesting is established at the time of grant. SFAS No. 123, "Accounting for Stock-Based Compensation," encourages the use of a fair value-based method to account for stock-based compensation plans such as the Corporation's stock option plan. As allowed by SFAS No. 123, however, the Corporation has elected to continue to follow prior standards in accounting for its employee stock options. Under these standards, because the exercise price of the Corporation's stock options equals the



                                   (Continued)




                                      23.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


market price of the underlying stock on the date of grant, no compensation expense is recognized.

If compensation expense is not recorded, pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Corporation had accounted for its stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using an option pricing model with the following assumptions for the Corporation for 1997, 1996 and 1995: risk-free interest rates of 6.21%, 5.57% and 7.00%; dividend yields of 3.00%; volatility factors of the expected market price of the Company's common stock of 26.2%, 16.4% and 11.2%; and a weighted average expected life of the options of 5 years in 1997 and 9 years for other periods. Century also maintained a stock option plan. Assumptions for Century were a risk-free interest rate of 6.25% for all periods; dividend yields of 3.30% for all periods; volatility factors of the expected market price of common stock of 7.0% in 1997 and 16.0% for other periods; and a weighted average expected life of the options of 9 years for all periods.
The Corporation's pro forma information follows:

                                                                               1997           1996           1995
                                                                               ----           ----           ----

Income as reported                                                       $    22,420    $    21,730     $    18,794
Pro forma net income                                                          20,815         21,486          18,638
Pro forma earnings per share
     Basic                                                               $      1.18    $      1.21     $      1.05
     Diluted                                                                    1.17           1.21            1.05

A summary of the Corporation's stock options activity and related information follows:

                                                 1997                                        1996
                               -----------------------------------------    ---------------------------------------
                                                Average                                     Average
                                               Exercise                                    Exercise
                                   Options       Price          SARS           Options       Price          SARS
                                   -------       -----          ----           -------       -----          ----

Outstanding - beginning
  of year                          331,183     $ 10.93          107,598        274,698    $  10.61          101,212
Granted                             64,790       14.93            8,338         66,375       12.10            6,482
Forfeited                           (3,759)      14.63             (826)        (8,661)      11.18              (96)
Exercised                         (117,536)      11.02          (75,000)        (1,229)       9.54
                               -----------     -------      -----------    -----------    --------      -----------
Outstanding at the end
  of year                          274,678     $ 11.71           40,110        331,183    $  10.93          107,598
                               ===========     =======      ===========    ===========    ========      ===========

Exercisable at end of year         156,624                         None        145,306                         None

The weighted average fair value of options granted during 1997 and 1996 was $5.27 and $2.27 per share under option, respectively. Compensation expense related to stock appreciation rights was $1,793, $222, and $100 in 1997, 1996 and 1995.

                                   (Continued)



                                      24.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


NOTE 11 - EMPLOYEE STOCK OWNERSHIP PLAN AND RELATED OBLIGATION

The Corporation sponsors an Employee Stock Ownership Plan (ESOP) for substantially all employees. Corporate contributions to the plan are discretionary and are determined by the Board of Directors on an annual basis. Acquisitions of the Corporation's common shares by the ESOP have been funded through borrowings with unrelated financial institutions with the common shares purchased serving as collateral for the related loans. Principal on each loan is payable in eight annual installments and interest is payable quarterly. Each participant may choose to receive distributions in stock or cash. Shares acquired after December 31, 1992 (new shares) are accounted for in accordance with Statement of Position ("SOP") 93-6, "Employer's Accounting for Employee Stock Ownership Plans." Under SOP 93-6, shares pledged as collateral are reported as a reduction of shareholders' equity (unearned ESOP shares) in the consolidated balance sheet. As shares are committed to be released from collateral, the Corporation records compensation expense equal to the fair value of the shares. Dividends on allocated new shares are recorded as a reduction of retained earnings, while dividends on unallocated new shares are recorded as a reduction of debt. Shares acquired before January 1, 1993 (old shares) are considered outstanding for computing earnings per share and dividends on those shares are recorded as a reduction of retained earnings. The annual expense recorded for old shares consists of the Corporation's contribution and related expenses. Expense for all ESOP shares totaled $160 in 1997, $150 in 1996 and $123 in 1995 and is included in salaries and employee benefits. At December 31, 1997, there were 27,588 unreleased new shares with an estimated fair value of $1,010.

The ESOP shares at December 31 were as follows:

Old Shares                                                               1997          1996
                                                                         ----          ----

     Allocated shares                                                   63,220          55,622
     Unallocated shares                                                  2,276           9,874
                                                                   -----------     -----------

         Total old shares                                               65,496          65,496
                                                                   ===========     ===========

New Shares                                                               1997          1996
                                                                         ----          ----

     Shares allocated and committed to be released                       4,860             276
     Unreleased shares                                                  27,588          32,172
                                                                   -----------     -----------

         Total new shares                                               32,448          32,448
                                                                   ===========     ===========

                                   (Continued)




                                      25.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)



                                                            Loan Balance           Principal
                                 Shares      Price Per      December 31,          Reductions         Interest
                    Year        Purchased      Share      1997         1996        Remaining           Rate
                    ----        ---------      -----      ----         ----        ---------           ----

                     1989         24,996    $     4.00               $     12          0         83% of prime
                     1990         22,500          4.50 $      12           25          1         prime + .44%
                     1992         18,000          5.50        25           37          2         prime + .125%
                     1995         21,000         12.00       157          189          5         prime + .125%
                     1996         11,448         15.00       131          150          7         prime + .125%
                                                       ---------     --------

                                                       $     325     $    413
                                                       =========     ========


NOTE 12 - COMMITMENTS AND CONTINGENCIES

Subsidiary banks are parties to financial instruments that involve off-balance sheet risk. These instruments are entered into in the normal course of business to meet the financing needs of customers. These financial instruments include commitments to make loans, primarily in the form of approved lines of credit. There were $104,761 in variable rate commitments and $11,409 in fixed rate commitments at year-end 1997. There were $84,252 in variable rate commitments and $10,670 in fixed rate commitments at year-end 1996. All fixed rate mortgage real estate commitments expire after sixty days. Since many expire without being used, these amounts do not necessarily represent future cash commitments.

The exposure to credit loss in case of nonperformance by the other party to the financial instrument for commitments to make loans and lines and letters of credit is represented by the contractual amount of those instruments. Subsidiary banks follow the same credit policy to make such commitments as is followed for those loans recorded in the financial statements. In management's opinion, these commitments represent normal banking transactions and no material losses are expected to result therefrom. Collateral obtained upon exercise of the commitments is determined using management's credit evaluations of the borrower and may include real estate and/or business assets.

The subsidiary banks of the Corporation are involved in various legal actions arising in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material effect on the Corporation.

The Corporation's subsidiary banks were required to have approximately $16,759 of cash on hand or on deposit with the Federal Reserve Bank to meet regulatory reserve requirements at December 31, 1997. These balances do not earn interest.


                                   (Continued)



                                      26.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


NOTE 13 - OTHER INCOME AND OTHER OPERATING EXPENSE

The following is a summary of other income and other operating expense:

                                                                                1997          1996          1995
                                                                                ----          ----          ----
OTHER INCOME
     Gain on sale of loans                                                  $      739    $      473     $      125
     Increase in cash surrender value of life insurance                            801
     Other                                                                       4,819         4,051          3,531
                                                                            ----------    ----------     ----------

Total other income                                                          $    6,359    $    4,524     $    3,656
                                                                            ==========    ==========     ==========

OTHER OPERATING  EXPENSE
     Professional services                                                  $    1,336    $    1,106     $    1,128
     Printing and supplies                                                       1,286         1,256          1,209
     State franchise taxes                                                       1,320         1,341          1,092
     FDIC insurance                                                                209           237          1,486
     Amortization of intangible assets                                             500           363            510
     Other                                                                       8,747         9,040          8,512
                                                                            ----------    ----------     ----------

Total other operating expense                                               $   13,398    $   13,343     $   13,937
                                                                            ==========    ==========     ==========


NOTE 14 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table shows carrying values and the related estimated fair values of financial instruments at year-end 1997 and 1996. Items that are not financial instruments are not included.

                                                             December 31, 1997               December 31, 1996
                                                        ------------------------------   ---------------------------
                                                         Carrying        Estimated        Carrying        Estimated
                                                          Amounts       Fair Value         Amounts       Fair Value
                                                          -------       ----------         -------       ----------

Cash and cash equivalents                            $     76,003     $     76,003    $     78,888     $     78,888
Interest-bearing deposits                                   4,661            4,661           2,204            2,204
Securities available for sale                             432,306          432,306         334,024          334,024
Securities held to maturity                                87,207           88,018          88,371           88,627
Loans, net of the allowance for loan losses             1,109,570        1,123,165         986,825          983,070
Accrued interest receivable                                11,748           11,748          10,033           10,033
Demand and savings deposits                              (671,821)        (671,821)       (653,532)        (653,532)
Time deposits                                            (708,492)        (714,383)       (578,812)        (581,582)
Securities sold under repurchase agreements
  and federal funds purchased                             (79,188)         (79,188)        (93,977)         (93,977)
Federal Home Loan Bank advances                          (160,765)        (161,062)        (60,923)         (60,875)
Accrued interest payable                                   (5,098)          (5,098)         (3,668)          (3,668)


                                   (Continued)




                                      27.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


For purposes of the above disclosures of estimated fair value, the following assumptions were used: the estimated fair value for cash and cash equivalents was considered to approximate cost; the estimated fair value for securities was based on quoted market values for the individual securities or for equivalent securities; carrying value is considered to approximate fair value for loans that contractually reprice at intervals of less than six months; the estimated fair value for other loans was based on estimates of the rate the Corporation would charge for similar loans at December 31, 1997 and 1996, applied over estimated payment periods; the estimated fair value for demand and savings deposits and securities sold under repurchase agreements was based on their carrying value; the estimated fair value for certificates of deposit and borrowings was based on estimates of the rate the Corporation would pay on such obligations at December 31, 1997 and 1996, applied for the time period until maturity. The estimated fair value of commitments was not material.

While these estimates of fair values are based on management's judgment of appropriate factors, there is no assurance that, if the Corporation had disposed of such items at December 31, 1997 or 1996, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. The estimated fair values at December 31, 1997 and 1996 should not necessarily be considered to apply at subsequent dates.

In addition, other assets and liabilities of the Corporation that are not defined as financial instruments were not included in the above disclosures, such as property and equipment. In addition, non-financial instruments typically not recognized in financial statements (but which may have value) were not included in the above disclosures. These include, among other items, the estimated earning power of core deposit accounts, the value of a trained work force, customer goodwill, and similar items.


                                   (Continued)


                                      28.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)



NOTE 15 - PARENT COMPANY FINANCIAL STATEMENTS

                     CONDENSED PARENT COMPANY BALANCE SHEETS

                                                                                           1997             1996
                                                                                           ----             ----
ASSETS
     Cash and due from banks                                                        $        2,610     $        514
     Interest-bearing balances with banks                                                    2,941               16
                                                                                    --------------     ------------
         Total cash and equivalents                                                          5,551              530
     Securities                                                                             11,980            2,761
     Investment in bank subsidiaries                                                       125,068          125,733
     Investment in nonbank subsidiaries                                                      1,578            1,392
     Other assets                                                                           15,739           12,068
                                                                                    --------------     ------------
         Total assets                                                               $      159,916     $    142,484
                                                                                    ==============     ============

LIABILITIES                                                                         $        3,249     $      3,023
SHAREHOLDERS' EQUITY                                                                       156,667          139,461
                                                                                    --------------     ------------
         Total liabilities and shareholders' equity                                 $      159,916     $    142,484
                                                                                    ==============     ============


                  CONDENSED PARENT COMPANY STATEMENTS OF INCOME

                                                                              1997           1996           1995
                                                                              ----           ----           ----
INCOME
     Dividends from bank subsidiaries                                    $    24,969    $    17,731     $     5,372
     Other interest and dividend income                                          791            362             308
                                                                         -----------    -----------     -----------
         Total income                                                         25,760         18,093           5,680

OPERATING EXPENSES                                                             2,284            978             621
                                                                         -----------    -----------     -----------

INCOME BEFORE INCOME TAXES AND EQUITY
  IN UNDISTRIBUTED NET INCOME OF
  SUBSIDIARIES                                                                23,476         17,115           5,059

INCOME TAX BENEFIT                                                               550            120             118
                                                                         -----------    -----------     -----------

INCOME BEFORE EQUITY IN UNDISTRIBUTED
  NET INCOME OF SUBSIDIARIES                                                  24,026         17,235           5,177

EQUITY IN UNDISTRIBUTED NET INCOME
  OF SUBSIDIARIES                                                             (1,606)         4,495          13,617
                                                                         -----------    -----------     -----------

NET INCOME                                                               $    22,420    $    21,730     $    18,794
                                                                         ===========    ===========     ===========


                                   (Continued)



                                      29.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


                CONDENSED PARENT COMPANY STATEMENT OF CASH FLOWS

                                                                              1997           1996           1995
                                                                              ----           ----           ----
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                                         $     22,420    $    21,730     $    18,794
     Adjustments to reconcile net income to net cash
       provided by operating activities:
         Equity in undistributed net income of subsidiaries                    1,606         (4,495)        (13,617)
         Amortization                                                             68             56              56
         Change in other assets and liabilities                               (3,800)        (9,507)            955
                                                                        ------------    -----------     -----------
              Net cash provided by operating activities                       20,294          7,784           6,188

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of securities held to maturity                                  (1,541)        (1,493)
     Maturities of securities held to maturity                                 1,531          1,355           1,400
     Sale of securities available for sale                                                       34
     Purchase of securities available for sale                                (6,551)          (709)         (1,297)
     Net loan payments                                                             7            282              13
                                                                        ------------    -----------     -----------
              Net cash provided (used) by
                investing activities                                          (6,554)          (531)            116

CASH FLOWS FROM FINANCING ACTIVITIES
     Cash dividends paid to shareholders                                      (9,054)        (7,490)         (4,342)
     Proceeds from stock options exercised                                       447             79             127
     Treasury stock purchase                                                    (351)          (522)           (125)
     Proceeds from employee stock purchase plan                                   22
     Pre-merger acquisition of pooled affiliate
       common shares                                                                         (1,127)
     Proceeds from dividend reinvestment                                         217            205             107
                                                                        ------------    -----------     -----------
              Net cash used by financing activities                           (8,719)        (8,855)         (4,233)
                                                                        ------------    -----------     -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                        5,021         (1,602)          2,071

CASH AND CASH EQUIVALENTS AT BEGINNING
  OF YEAR                                                                        530          2,132              61
                                                                        ------------    -----------     -----------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                $      5,551    $       530     $     2,132
                                                                        ============    ===========     ===========


                                   (Continued)



                                      30.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


NOTE 16 - ACQUISITIONS

Effective March 6, 1998, Unibank, Steubenville, Ohio, affiliated with the Corporation by merging into Citizens. The transaction was affected through the exchange of 26.5 common shares of the Corporation (as restated for the stock split discussed in Note 1) for each of Unibank's outstanding common shares, with cash paid in lieu of fractional shares. Unibank had assets of approximately $216,000 with 12 offices in Jefferson and Columbiana counties, and will be operated as branches of Citizens.

Effective May 12, 1998, Century Financial Corporation, Rochester, Pennsylvania, merged into the Corporation. The transaction was affected through the exchange of .7926 common shares of the Corporation (as restated for the stock split discussed in Note 1) for each of Century's outstanding common shares, with cash paid in lieu of fractional shares. Century had assets of approximately $453,000 with 13 branches in Beaver and Butler counties in Pennsylvania.
Initially, Century will operate as a wholly-owned subsidiary of the Corporation.

The transactions were accounted for as poolings of interests. As discussed in
Note 1, the supplemental consolidated financial statements give retroactive effect to the transactions. The following is a summary of the separate results of operations of the Corporation, Unibank and Century for the years ended December 31:

                                             1997                  1996                 1995
                                             ----                  ----                 ----
Net interest income
     Corporation                        $    42,625           $    42,533           $    39,640
     Unibank                                  8,437                 7,334                 7,468
     Century                                 17,396                16,698                15,060
                                        -----------           -----------           -----------
Combined                                $    68,458           $    66,565           $    62,168
                                        ===========           ===========           ===========

Net income
     Corporation                        $    16,756           $    14,706           $    12,563
     Unibank                                  1,442                 2,118                 1,963
     Century                                  4,222                 4,906                 4,268
                                        -----------           -----------           -----------
         Combined                       $    22,420           $    21,730           $    18,794
                                        ===========           ===========           ===========

On November 21, 1997, Citizens acquired the Martins Ferry, St. Clairsville and Barnsville, Ohio branches of Metropolitan Savings Bank of Ohio, an affiliate of FNB Corporation, Hermitage, Pennsylvania. In the transaction, Citizens acquired $25.2 million of loans and approximately $1 million of other assets, assumed $64.2 million of deposit liabilities and received approximately $32.9 million of funds. Citizens paid a premium of $5.8 million in the transaction, which is reflected in other assets in the supplemental consolidated balance sheet and is being amortized on an accelerated basis over 15 years.


                                   (Continued)



                                      31.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


On May 16, 1997, prior to the merger, UniBank assumed certain deposit liabilities and purchased certain assets from National City Bank, Northeast. In the transaction, Unibank received $31.2 million of funds and approximately $1 million of other assets, and assumed $34.1 million of deposit liabilities. Unibank paid a premium of $1.9 million on the transaction, which is reflected in other assets in the supplemental consolidated balance sheet and is being amortized on an accelerated basis over 10 years.

The Corporation also entered merger transactions on October 11, 1996, with The Navarre Deposit Bank Company, Navarre, Ohio, and on December 31, 1995, with The Western Reserve Bank of Ohio, Lowellville, Ohio. Each transaction was accounted for as a pooling of interests. Details of the transactions follow:

                                                                                Western
                                                                Navarre         Reserve
                                                                -------         -------

Affiliate common shares outstanding                             280,000          160,000
Exchange ratio                                                   3.6212            5.250
Corporation common shares issued                              1,014,000          840,000


NOTE 17 - DIVIDEND RESTRICTION AND REGULATORY MATTERS

Dividends paid by subsidiary banks are the primary source of funds available to the Corporation for payment of dividends to shareholders and for other working capital needs. Subsidiary banks are subject to certain restrictions on the amount of dividends they may declare without prior regulatory approval. At December 31, 1997, approximately $10,997 of the subsidiary banks' retained earnings were available for payment of dividends to the Corporation under those guidelines.

The Corporation and its bank subsidiaries are subject to various regulatory capital requirements. Failure to meet minimum capital requirements can initiate certain actions by regulators that, if undertaken, could have a direct material effect on the Corporation's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the entities must meet specific guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The entities' capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weighting and other factors. The Corporation is required to maintain minimum amounts and ratios of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets ("leverage ratio"). Management believes that, at December 31, 1997, the Corporation and its significant bank subsidiaries meet all capital adequacy requirements to which they are subject.


                                   (Continued)




                                      32.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

The following table summarizes the Corporation's and significant subsidiary banks' actual consolidated total and Tier 1 risk-based capital amounts and ratios, and leverage capital amounts and ratios as of December 31, 1997 and 1996, as well as regulatory minimums and minimum requirements to be well capitalized.

                                                                                                Required to be
                                                                Minimum Required               Well Capitalized
                                                                   for Capital              Under Prompt Corrective
                                      Actual                    Adequacy Purposes             Action Regulations
                                      ------                    -----------------             ------------------
                                Amount       Ratio            Amount      Ratio              Amount       Ratio
                                ------       -----            ------      -----              ------       -----
1997
----
TOTAL CAPITAL TO
   RISK-WEIGHTED ASSETS
               Corporation  $    159,687      14.1%        $     91,641         8.0%     $    113,052      10.0%
      Citizens Banking Co.        67,512      10.3               49,647         8.0            62,059      10.0
     Century National Bank        40,296      11.6               27,656         8.0            34,570      10.0
                   Unibank        17,520      12.6               11,108         8.0            13,885      10.0

TIER 1 CAPITAL TO
   RISK-WEIGHTED ASSETS
               Corporation  $    145,706      12.9%        $     45,821         4.0%     $     67,831       6.0%
      Citizens Banking Co.        59,701       9.6               24,824         4.0            37,236       6.0
     Century National Bank        35,970      10.3               13,828         4.0            20,742       6.0
                   Unibank        16,149      11.6                5,554         4.0             8,331       6.0

TIER 1 CAPITAL TO
   AVERAGE ASSETS
               Corporation  $    145,706       8.6%        $     67,912         4.0%     $     84,890       5.0%
      Citizens Banking Co.        59,701       5.9               40,613         4.0            50,766       5.0
     Century National Bank        35,970       7.7               18,440         4.0            23,050       5.0
                   Unibank        16,149       7.3                8,849         4.0            11,061       5.0


1996
----
TOTAL CAPITAL TO
   RISK-WEIGHTED ASSETS
               Corporation  $    150,365      15.6%        $     76,972         8.0%     $     96,230      10.0%
      Citizens Banking Co.        77,809      14.7               42,289         8.0            52,862      10.0
     Century National Bank        36,643      11.9               24,462         8.0            30,578      10.0
                   Unibank        18,077      16.6                8,697         8.0            10,872      10.0

TIER 1 CAPITAL TO
   RISK-WEIGHTED ASSETS
               Corporation  $    139,194      14.5%        $     38,486         4.0%     $     57,737       6.0%
      Citizens Banking Co.        71,145      13.5               21,145         4.0            31,717       6.0
     Century National Bank        33,409      10.9               12,231         4.0            18,347       6.0
                   Unibank        17,032      15.7                4,349         4.0             6,523       6.0


                                   (Continued)



                                      33.

                            CITIZENS BANCSHARES, INC.
       NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)



TIER 1 CAPITAL TO
   AVERAGE ASSETS
               Corporation  $    139,194       9.3%        $     59,575         4.0%     $     74,457       5.0%
      Citizens Banking Co.        71,145       7.9               35,887         4.0            44,858       5.0
     Century National Bank        33,409       8.2               16,197         4.0            20,246       5.0
                   Unibank        17,032       9.0                7,545         4.0             9,431       5.0

The Corporation and its bank subsidiaries are all categorized as well capitalized.


NOTE 18 - QUARTERLY INFORMATION (UNAUDITED)

The following is a summary of consolidated quarterly financial data:

1997
Interest income                                           $    30,598    $    32,783    $    33,843     $    34,443
Net interest income                                            16,515         17,182         17,226          17,535
Provision for loan losses                                         613            602            672           2,448
Net income                                                      5,923          6,209          6,543           3,745
     Earnings per common share - basic                          0.34            0.35           0.37            0.21
     Earnings per common share - diluted                        0.34            0.35           0.37            0.21

1996
Interest income                                           $    28,496    $    29,345    $    29,558     $    30,583
Net interest income                                            15,977         17,125         16,560          16,903
Provision for loan losses                                         532            599            568             580
Net income                                                      5,298          5,659          5,061           5,712
     Earnings per common share - basic                          0.30            0.32           0.29            0.32
     Earnings per common share - diluted                        0.30            0.32           0.29            0.32



                                      34.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
Citizens Bancshares, Inc.
Salineville, Ohio

We have audited the accompanying supplemental consolidated balance sheets of Citizens Bancshares, Inc. as of December 31, 1997 and 1996 and the related supplemental consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These supplemental financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. The supplemental consolidated financial statements give retroactive effect to the merger of the Corporation and Century Financial Corporation (Century), which has been accounted for using the pooling of interests accounting method as described in
Note 16 to the supplemental consolidated financial statements. We did not audit the 1997, 1996 or 1995 financial statements of Century, which statements reflect total assets comprising 26% at year-end 1997 and 27% at year-end 1996, and net income comprising 19% for 1997, 23% for 1996 and 1995 of the related supplemental consolidated financial statement totals. Those statements were audited by other auditors, whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for Century, is based solely on the report of other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

The supplemental consolidated financial statements give retroactive effect to the mergers on May 12, 1998 with Century Financial Corporation and on March 6, 1998 with UniBank, which have been accounted for as poolings of interests as described in the notes to the supplemental consolidated financial statements. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These supplemental consolidated financial statements do not extend through the date of consummation; however, they will become the historical consolidated financial statements of Citizens Bancshares, Inc. after the consolidated financial statements covering the date of consummation of the business combination are issued.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Citizens Bancshares, Inc. as of December 31, 1997 and 1996 and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles applicable after financial statements are issued for a period which includes the date of consummation of the business combination.



                                                /s/Crowe, Chizek and Company LLP

Columbus, Ohio
May 12, 1998



                                      35.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)



SUPPLEMENTAL CONSOLIDATED SELECTED FINANCIAL DATA

FOR THE YEAR:                                  1997           1996          1995            1994             1993
                                               ----           ----          ----            ----             ----

Interest income                          $    131,667   $     117,982   $    110,791   $     98,948    $     94,893
Interest expense                               63,209          51,417         48,623         39,985          40,163
                                         ------------   -------------   ------------   ------------    ------------
Net interest income                            68,458          66,565         62,168         58,963          54,730
Provision for loan losses                       4,335           2,279          2,504          2,895           5,418
                                         ------------   -------------   ------------   ------------    ------------
Net interest income after  provision for
  loan losses                                  64,123          64,286         59,664         56,068          49,312
Other income                                   10,991           8,735          7,531          7,184           7,956
Other expenses                                 43,228          41,737         40,172         40,560          40,284
                                         ------------   -------------   ------------   ------------    ------------
Income before income taxes                     31,886          31,284         27,023         22,692          16,984
Income taxes                                    9,466           9,554          8,229          6,746           4,442
                                         ------------   -------------   ------------   ------------    ------------
Net income                               $     22,420   $      21,730   $     18,794   $     15,946    $     12,542
                                         ============   =============   ============   ============    ============
Cash dividends declared                  $      9,462   $       7,503   $      5,472   $      3,570    $      2,891
                                         ============   =============   ============   ============    ============
PER SHARE DATA: (1)
Basic net income                         $       1.27   $       1.23    $       1.06   $       0.90    $      0.71
Diluted net income                               1.26           1.22            1.06           0.90           0.71
Cash dividends declared                          0.56           0.42            0.25           0.15           0.09
Book value at year-end                           8.84           7.89            7.16           6.01           5.69
Weighted average shares outstanding
  basic (1)                                    17,671          17,708         17,783         17,783          17,783
Weighted average shares outstanding
  diluted (1)                                  17,778          17,768         17,806         17,788          17,783
Shares outstanding at  year-end (1)            17,721          17,684         17,796         17,785          17,779

BALANCE SHEET DATA AT YEAR-END:
Total assets                             $  1,791,023   $   1,543,029   $  1,441,695   $  1,360,002    $  1,317,368
Securities available for sale                 432,306         334,024        331,505        160,424         142,045
Securities held to maturity                    87,207          88,371         74,851        256,373         291,251
Loans, net of unearned income               1,127,846       1,002,454        927,014        855,685         784,610
Allowance for loan losses                      18,276          15,629         14,856         15,693          14,715
Deposits                                    1,380,313       1,232,344      1,179,399      1,113,959       1,112,830
Federal Home Loan Bank advances               160,765          60,923         96,380         87,932          60,198
Total shareholders' equity                    156,667         139,461        127,425        106,891         101,123

AVERAGE BALANCES:
Total assets                             $  1,674,298   $   1,469,112   $  1,398,458   $  1,337,933    $  1,262,090
Total earning assets                        1,582,715       1,399,017      1,332,638      1,271,933       1,195,927
Deposits                                    1,294,597       1,205,123      1,156,198      1,120,987       1,098,863
Net loans                                   1,054,380         941,848        866,871        802,484         743,248
Shareholders' equity                          147,166         132,138        118,074        104,601          95,505


                                   (Continued)



                                      36.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


SIGNIFICANT RATIOS:
Return on average assets                         1.34%          1.48%           1.34%          1.19%          0.99%
Return on average  shareholders' equity         15.23          16.44           15.92          15.24          13.13
Average shareholders' equity to average
  assets                                         8.79           8.99            8.44           7.82           7.57
Average loans as a percent  of average
  deposits                                      82.74          80.21           77.12          73.60          68.72
Shareholders' equity as a  percent of
  year-end assets                                8.75           9.04            8.84           7.86           7.68
Allowance for loan losses as a percent of
  loans                                          1.62           1.56            1.60           1.83           1.88
Net charge-offs as a percent of average loans    0.16           0.16            0.38           0.23           0.25
Dividends declared as a percent of net
  income                                        42.20          34.53           29.12          22.39          23.05
Net interest margin, fully-taxable equivalent    4.47           4.91            4.80           4.76           4.71
Nonperforming loans to total loans               0.59           0.32            0.49           1.23           0.92
Nonperforming assets to total assets             0.38           0.31            0.45           0.92           0.87
Allowance for loan losses to
  nonperforming loans                          274.87         483.72          326.08         149.13         202.94
Noninterest expense as a percent of
  average assets                                 2.58           2.84            2.87           3.03           3.19
Operating efficiency ratio                      52.86          53.87           56.11          60.06          63.60

(1) Per share data has been restated to reflect the two-for-one stock split declared on May 12, 1998 and the three-for-two stock split declared in 1995 and all acquisitions accounted for as poolings of interests (see Note 16 of the financial statements.)

SUPPLEMENTAL FINANCIAL REVIEW

This financial review presents management's discussion and analysis of financial condition and results of operations and should be read in conjunction with the consolidated financial statements and accompanying notes. All information has been retroactively restated to reflect mergers accounted for as poolings of interests discussed in Note 16 to the supplemental consolidated financial statements.

FORWARD-LOOKING STATEMENTS

From time to time, the Corporation may publish forward-looking statements relating to such matters as anticipated operating results, prospects for new lines of business, technological developments, economic trends (including interest rates), reorganization transactions and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this paragraph is to secure the use of the safe harbor provisions. While the Corporation believes that the assumptions underlying the forward-looking statements contained herein and in other public documents are reasonable, any of the assumptions could prove to be inaccurate, and accordingly, actual results and experience could differ materially from the anticipated results or other expectations expressed by the Corporation in its forward-looking statements. Factors that could cause actual results or experience to differ from results discussed in the forward-looking statements include, but are not limited to: economic conditions; volatility and direction of market interest rates; capital investment in and operating results of recent non-banking business ventures of the Corporation; governmental legislation and regulation; material unforeseen changes in the



                                   (Continued)



                                      37.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)




financial condition or results of operations of the Corporation's customers; customer reaction to and unforeseen complications with respect to the Corporation's product redesign initiative; and other risks identified from time-to-time in the Corporation's other public documents on file with the Securities and Exchange Commission.

RESULTS OF OPERATIONS

OVERVIEW

Net income for 1997 was $22,420 , an increase of $690, or 3.2% over the 1996 earnings of $21,730. Basic earnings per share for 1997 were $1.27, with diluted earnings per share being $1.26, representing increases of 3.3%, over the $1.23 basic and $1.22 diluted earnings in 1996. In 1995, net income was $18,794 or $1.06 per share. The Corporation has reported annual increases in net income every year since the holding company was formed in 1982. Net income per share has increased at a compound annual growth rate of 15.6% over the last five years.

Dividends declared in 1997 totaled $0.56 per share. This represented an increase of 33.3% over 1996, when dividends declared were $0.42 per share and continues the Corporation's history of increased cash dividends for each of the sixteen years since the holding company was formed in 1982. Cash dividends for 1995 were $0.25 per share. The compound annual growth rate for the Corporation's per share dividend declaration for the last five years is 57.9%.

The Corporation's return on average total equity in 1997 was 15.23%, as compared to 16.44% in 1996 and 15.92% in 1995, for a five-year average of 15.19%. At December 31, 1997, the ratio of equity to assets was 8.79%, compared to 8.99% at year-end 1996 and 8.44% at year-end 1995. The Corporation's return on average assets was 1.34% in 1997, compared to 1.48% in 1996 and 1.34% in 1995, and has averaged 1.27% over the last five years. The steady growth in earnings has been attributable to increases in earning assets, primarily loans and securities.

The principal sources of revenue for the Corporation are interest and fees on loans, which accounted for 69.5% of total revenues in 1997, 71.5% in 1996 and 70.3% in 1995. Interest on investment and mortgage-backed securities is also a significant source of revenue, accounting for 21.6% of revenues in 1997, 20.0% in 1996 and 22.0% in 1995.

NET INTEREST INCOME

Net interest income represents the amount by which interest income on earning assets, including securities and loans, exceeds interest paid on interest-bearing liabilities, including deposits and other borrowed funds. Net interest income is the principal source of a financial institution's earnings. Interest rate fluctuations, as well as changes in the amount and type of earning assets and interest-bearing liabilities, combine to affect net interest income.

Tax exempt securities and loans carry pre-tax yields lower than comparable taxable assets. Therefore, it is more meaningful to analyze net interest income on a fully-taxable equivalent basis ("FTE"). The tax equivalent adjustment is based on the federal corporate income tax rate of 35%.

                                   (Continued)



                                      38.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


The following table shows the increases over the last three years in actual and FTE net interest income:

Net interest income                                                      $    68,458    $    66,565     $    62,168
Taxable equivalent adjustments to net interest income                          2,342          2,157           1,796
                                                                         -----------    -----------     -----------
Net interest income, fully-taxable equivalent                            $    70,800    $    68,722     $    63,964
                                                                         ===========    ===========     ===========

Net interest margin                                                            4.33%           4.76%           4.67%
Taxable equivalent adjustment                                                   .14             .15             .13
                                                                         -----------    -----------     -----------
Net interest margin, fully taxable equivalent                                  4.47%           4.91%           4.80%
                                                                         ===========    ===========     ===========

In 1997, FTE net interest income provided 86.6% of the Corporation's net revenues, compared with 88.7% in 1996 and 89.5% in 1995. The increase of $2,078 in FTE net interest income in 1997 was primarily attributable to an increase in average interest-earning assets of 13.1% or $183,698. During 1997, the growth in average interest-earning assets was primarily in securities and loans, which increased $77,028 and $113,774. The growth in FTE net interest income in 1996 over 1995 was attributable to increased average interest-earning assets.

Net interest margin is calculated by dividing FTE net interest income by average interest-earning assets. The net interest margin decreased 44 basis points in 1997 to 4.47%. The principal factors contributing to the decrease were lower yielding loans and an increase in the cost of interest bearing liabilities. An increase over 1996 levels in average noninterest-bearing demand deposits and average shareholders' equity of 2.4% and 11.4%, contributed additional funds for investment at no cost to the Corporation.

The monetary policies of the Federal Reserve Board resulted in one short-term interest rate increase during 1997. During 1998, the Corporation's net interest margin is expected to contract. It is anticipated that the yield on earning assets will decrease faster than the rates on liability costs. The Corporation practices an asset and liability management policy more fully explained elsewhere in this report which attempts to minimize negative impacts on net interest income when such movements occur in the market.


                                   (Continued)




                                      39.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


To provide a more in-depth analysis of net interest income, the following average balance sheets and net interest income analysis detail the contribution of earning assets to overall net interest income and the impact of the cost of funds.

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES
                                    1997                               1996                                 1995
                     --------------------------------   --------------------------------    --------------------
                        Average                            Average                            Average
                        Balance     Interest    Rate       Balance     Interest    Rate       Balance     Interest     Rate
                        -------     --------    ----       -------     --------    ----       -------     --------     ----
Interest-earning assets
    Interest-earning
      deposits       $    4,013    $    212     5.28%   $    2,258    $    119     5.27%    $    1,840   $     101      5.49%
    Federal funds
      sold and other     26,219       1,462     5.58        35,078       1,895     5.40         27,376       1,588      5.80
    Securities
       Taxable          446,421      29,034     6.50       367,345      23,442     6.37        384,274      24,198      6.30
       Tax exempt        34,863       1,772     5.08        36,911       1,870     5.07         35,995       1,777      4.94
    Loans             1,071,199      99,187     9.26       957,425      90,656     9.47        883,153      83,127      9.41
                     ----------    --------             ----------    --------              ----------   ---------
       Total interest-
         earning
         assets       1,582,715     131,667     8.32     1,399,017     117,982     8.43      1,332,638     110,791      8.31

Nonearning assets        91,583                             70,095                              65,820
                     ----------                         ----------                          ----------
    Total assets     $1,674,298                         $1,469,112                          $1,398,458
                     ==========                         ==========                          ==========

Interest-bearing liabilities
    Demand deposits  $  178,131       3,688     2.07    $  173,763       3,514     2.02     $  171,015       3,524      2.06
    Savings deposits    360,104      10,720     2.98       360,472      10,559     2.93        373,176      11,591      3.11
    Time deposits       632,738      36,845     5.82       550,124      31,085     5.65        494,988      27,298      5.51
    Federal funds and
      repurchase
      agreements        107,405       5,807     5.41        49,680       2,529     5.09         34,738       1,880      5.41
    Borrowings          107,756       6,149     5.71        67,960       3,730     5.49         76,376       4,330      5.67
                     ----------    --------             ----------    --------              ----------   ---------
       Total interest-
         bearing
         liabilities  1,386,134      63,209     4.56     1,201,999      51,417     4.28      1,150,293      48,623      4.23
                                   --------                           --------                           ---------

Noninterest-bearing
  liabilities           140,998                            134,975                             130,091
Shareholders'
  equity                147,166                            132,138                             118,074
                     ----------                         ----------                          ----------
    Total liabilities
      and equity     $1,674,298                         $1,469,112                          $1,398,458
                     ==========                         ==========                          ==========

NET INTEREST INCOME                $ 68,458                           $ 66,565                           $  62,168
                                   ========                           ========                           =========

NET INTEREST INCOME
  TO EARNING ASSETS                             4.33%                              4.76%                                4.67%

- - For purposes of this schedule, nonaccrual loans are included in loans.
- - Net interest income is reported on a historical basis without tax-equivalent adjustment.
- - Fees collected on loans are included in interest on loans.


                                   (Continued)




                                      40.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


The following table presents the changes in the Corporation's interest income and interest expense resulting from changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities. Changes attributable to both rate and volume which cannot be segregated have been allocated in proportion to the changes due to rate and volume.

                                                     1997                                         1996
                                     --------------------------------------     ----------------------------------------
                                        Change from 1996 in interest                Change from 1995 in interest
                                           Income or expense due to                     Income or expense due to
                                     --------------------------------------     ----------------------------------------
                                       Volume        Rate        Total            Volume         Rate            Total
                                       ------        ----        -----            ------         ----            -----

Interest-bearing deposits            $       93                $       93       $       22    $         (4)  $        18
Federal funds sold                         (492)  $       59         (433)             422            (115)          307
Securities:
   Taxable                                5,128          464        5,592           (1,040)            284          (756)
   Tax exempt                              (104)           6          (98)              46              47            93
Loans (net)                              10,572       (2,041)       8,531            7,030             499         7,529
                                     ----------   -----------  ----------       ----------    ------------   -----------

     Total interest income               15,197       (1,512)      13,685            6,480             711         7,191
                                     ----------   -----------  ----------       ----------    ------------   -----------

Deposits
   Interest-bearing demand deposits          89           85          174               56             (66)          (10)
   Savings deposits                         (11)         172          161             (386)           (646)       (1,032)
   Time deposits                          4,787          973        5,760            3,102             685         3,787
                                     ----------   ----------   ----------       ----------    ------------   -----------
     Total deposits                       4,865        1,230        6,095            2,772             (27)        2,745
Federal funds and repurchase
   agreements                             3,112          166        3,278              766            (117)          649
Borrowings                                2,265          154        2,419             (465)           (135)         (600)
                                     ----------   ----------   ----------       -----------   -------------  ------------

     Total interest bearing
       liabilities                       10,242        1,550       11,792            3,073            (279)        2,794
                                     ----------   ----------   ----------       -----------   -------------  ------------


Net interest income                  $    4,955   $   (3,062)  $    1,893       $    3,407    $        990   $     4,397
                                     ==========   ===========  ==========       ==========    ============   ===========

OTHER INCOME

Other income totaled $10,991 in 1997, a 25.8% increase over 1996. The 1996 total of $8,735 represented an increase of $1,204 or 16.0% from 1995. This increase was primarily the result of other income, which totaled $6,359 in 1997, compared to $4,524 in 1996 and $3,656 in 1995. Included in other income were fees associated with credit products, which totaled $750 for 1997. In addition, Citizens purchased Bank Owned Life Insurance during the second quarter of 1997 to offset costs of selected employee benefits. The income from Bank Owned Life Insurance totaled $801 for 1997. Additionally, service charges and fees on deposit accounts totaled $4,622 in 1997, compared to $4,232 in 1996 and $3,977 in 1995.

Gain on the sale of loans totaled $739 in 1997, $473 in 1996, and $125 in 1995.

OTHER EXPENSES

The Corporation's profitability levels have been achieved in large part due to successful control over expense growth. Contributing factors include efficient staffing, a comprehensive budgeting process and centralization of various internal functions such as data processing.


                                   (Continued)




                                      41.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)



One measure of this success is the operating efficiency ratio (operating expenses divided by the sum of taxable equivalent-net-interest income and other operating income excluding net securities transactions). This ratio, at 52.86% for 1997, improved by 101 basis points from 53.87% in 1996, and compares favorably to 58.54%, the average efficiency ratio for the first three quarters of 1997 for U.S. bank holding companies with total assets of $1 - $3 billion. The efficiency ratio was 56.11% in 1995.

Other expenses were $43,228 in 1997, compared to $41,737 in 1996 and $40,172 in 1995. During 1997, 1996 and 1995, the Corporation incurred $200, $838 and $711 in merger, integration and restructuring expenses. These costs were primarily professional fees, early retirement expense, other personnel related costs and the write-off of certain equipment in the duplicate facilities resulting from acquisitions. Salaries and employee benefits expense increased in 1997 due to normal merit increases, additional staff from acquired companies and purchased branch facilities and the effect on stock appreciation rights expense of the price increase of the Corporation's common stock. In 1996, salaries and employee benefits increased 5.0% over 1995.

In 1996, legislation to recapitalize the Savings Association Insurance Fund ("SAIF") resulted in a one-time pre-tax assessment of $667. The after-tax impact of the assessment was $434 or $0.02 per common share. The Corporation's SAIF deposits were acquired with the Midland Buckeye Savings and Loan Association acquisition. The Corporation's SAIF deposit insurance premiums decreased to $.064 per $100 of deposits beginning January 1, 1997, from $.23 per $100 of deposits previously assessed. This saved the Corporation approximately $200 in deposit insurance premiums in 1997.

INCOME TAXES

The Corporation's effective income tax rate was 29.7%, 30.5% and 30.5% in 1997, 1996 and 1995. Tax exempt investment and loan income are the primary reason that the effective tax rate is less than the statutory tax rate of 35%.

FINANCIAL CONDITION

ASSET AND LIABILITY MANAGEMENT

The asset and liability portfolios are managed to ensure adequate liquidity and to control interest rate risk exposure. Management seeks to minimize the risk of a reduction in net interest income that could result from fluctuations in market interest rates. This process is carried out through regular meetings of senior management representing the finance, lending, investment and deposit gathering areas of the Corporation.

INTEREST RATE SENSITIVITY

There is no single interest rate risk measurement system that satisfies all objectives. Therefore, a combination of simulation modeling and asset and liability repricing schedules are used to analyze and manage interest rate risk. The repricing schedule below reflects the contractual maturity or repricing of each of the Corporation's rate sensitive assets and liabilities held at December 31, 1997. While most assets and liabilities reprice either at maturity or in accordance with their contractual terms, several balance sheet components demonstrate characteristics that require adjustments to more accurately reflect their repricing behavior. When using simulation



                                   (Continued)



                                      42.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)



modeling, assumptions based on historical pricing relationships and anticipated market reactions are made to certain core deposits to reflect the elasticity of the changes in their interest rates relative to the changes in market interest rates. In addition, estimates are made regarding early loan and security repayments. These adjustments provide a more accurate picture of the Corporation's interest rate risk profile than the repricing schedule.

Net interest income is evaluated under various balance sheet and interest rate scenarios. The results of this analysis provide the information needed to assess the proper balance sheet structure. As previously discussed, management anticipates a reduction in the net interest margin percentage in 1998 as earning asset yields are expected to decrease faster than rates of liability costs. The Corporation has no off-balance sheet financial agreements (interest rate derivatives).

The following table summarizes the Corporation's interest rate sensitive assets and liabilities. Each item is presented at the earlier of its final contractual maturity or next repricing date without regard to periodic repayment terms or prepayment assumptions.

MATURITY OR NEXT RATE ADJUSTMENT DATE
-------------------------------------

                                      0-3          3-12       One Through    Over Five         Not
                                    Months        Months      Five Years        Years      Classified     Total
                                    ------        ------      ----------        -----      ----------     -----

RATE SENSITIVE ASSETS (RSA)
    Loans (a)                   $   315,679    $   114,267   $   353,467   $   343,236   $     1,197    $ 1,127,846
    Securities (b)                   36,119         93,983       153,423       214,982        21,006        519,513
    Federal funds sold               21,960                                                                  21,960
    Interest-bearing deposits         4,611                                                                   4,611
                                -----------    -----------   -----------   -----------   -----------    -----------
       Rate sensitive assets    $   378,369    $   208,250   $   506,890   $   558,218   $    22,203    $ 1,673,930
                                ===========    ===========   ===========   ===========   ===========    ===========

RATE SENSITIVE LIABILITIES (RSL)
    Interest-bearing demand
      deposits                  $   183,337                                                             $   183,337
    Interest-bearing savings
      deposits                      354,267                                                                 354,267
    Interest-bearing time
      deposits                      156,636    $   236,320   $   291,101   $    24,435                      708,492
    Securities sold under
      repurchase agreements
      and federal funds
      purchased                      42,808          4,100        32,280                                     79,188
    Federal Home Loan Bank
      advances                       74,305         42,960        43,500                                    160,765
                                -----------    -----------   -----------   -----------                  -----------
        Rate sensitive
          liabilities          $    811,353    $   283,380   $   366,881   $    24,435                  $ 1,486,049
                               ============    ===========   ===========   ===========                  ===========

    Gap (c)                     $  (432,984)   $   (75,130)  $   140,009   $   533,783   $    22,203    $   187,881
    Cumulative gap                 (432,984)      (508,114)     (368,105)      165,678       187,881
    RSA/RSL                           46.6%         73.5%         138.2%            NM            NM
    Cumulative gap/RSA (d)           (25.9)        (30.4)         (22.0)           9.9%


                                   (Continued)




                                      43.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


Notes to table:

  (a) Expected maturities will likely differ from contractual maturities because some borrowers and issuers have the right to call or prepay obligations with or without call or prepayment penalties.

  (b)  Includes securities available for sale and held to maturity.

  (c) Gap is defined as rate sensitive assets less rate sensitive liabilities and may be expressed in dollars or as a percentage.

  (d)  Computation is based on total RSA of $1,673,930.

  NM -  Not Meaningful

Total interest-earning assets exceeded interest-bearing liabilities by $188,000 at December 31, 1997. This difference was funded through noninterest-bearing liabilities and shareholders' equity. The data presented above is based on contractual maturities only and does not include assumptions regarding early loan and security repayments. The above table shows that the total liabilities maturing or repricing within one year exceed assets maturing or repricing within one year by $508,114. However, repricing of certain categories of assets and liabilities is subject to competitive and other influences that are beyond the Corporation's control. Therefore, certain assets and liabilities indicated as maturing or repricing within a stated period may, in fact, mature or reprice in other periods or at different volumes.

LOAN PORTFOLIO

The Corporation's loan portfolio is its largest and most profitable component of average earning assets, totaling 67.7% of average earning assets. The Corporation continued to emphasize increasing its loan portfolio in 1997. Average total loans increased by $113,774 or 11.9% in 1997, following a 8.4% or $74,272 increase in 1996. The Corporation's loan-to-deposit ratio at December 31, 1997 was 81.7%. This ratio compares to 81.3% at December 31, 1996. The expanding market share of the subsidiary banks, as well as the Corporation's carefully planned acquisition activity, have contributed greatly to the growth in the loan portfolio.

Total loans at December 31, 1997, increased by $125,392 or 12.5% over the total at December 31, 1996. The Corporation experienced growth in 1997 in providing financing to a group of related enterprises involved in purchasing pools of one-to-four family residential, home equity and other consumer loans. Such loans totaled approximately $72,626 at December 31, 1997, compared to $65,464 at December 31, 1996. The source of repayment for these loans is the underlying pools of consumer debt which represent diverse loan types and geographic distribution. Commercial loans increased by $63,991 or 15.7% during 1997. Residential real estate loans increased by $42,711 or 10.2%. Consumer loans increased by $19,701 or 13.0%. The Corporation's loan portfolio contains no loans to foreign borrowers. Over the past four years, total loans have increased $343,236, due to internal growth and acquisitions. While loan growth has been substantial, the Corporation imposes underwriting and credit standards that are designed to maintain a quality loan portfolio.

Loans secured by real estate, which in total constituted approximately 54.7% of the Corporation's loan portfolio at December 31, 1997, consist of a diverse portfolio of predominantly single family residential loans and loans for commercial purposes where real estate is merely collateral, not the primary source of repayment. The majority of these loans are secured by property located within Ohio, where real estate values have remained relatively


                                   (Continued)



                                      44.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


stable over the past ten years. The Corporation also originates residential real estate loans to be sold in the secondary market. In 1997, $24,594 of loans were originated to be sold in the secondary market. This compares to approximately $21,275 of new loan volume originated for sale in the secondary market in 1996. While this activity generates some processing fee income, it does not comprise a major line of business for the Corporation. In addition to the loans reported, the Corporation also offers certain off-balance sheet products such as letters of credit, revolving credit agreements, and other loan commitments. These products are offered under the same credit standards as the loans included in the loan portfolio and are included in the Corporation's risk-based capital ratios.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

The provision for loan losses represents the charge to income necessary to adjust the allowance for loan losses to an amount that represents management's assessment of the losses inherent in the Corporation's loan portfolio. All lending activity contains associated risks of loan losses, and the Corporation recognizes these credit risks as a necessary element of its business activity. To assist in identifying and managing potential loan losses, the Corporation maintains a loan review function that continuously evaluates individual credit relationships as well as overall loan-portfolio conditions. One of the primary objectives of this loan review function is to make recommendations to management as to both specific loss reserves and overall portfolio-loss reserves.

The provision for loan losses was $4,335 in 1997, compared to $2,279 and $2,504 in 1996 and 1995. The decrease in the provision for loan losses in 1996 was made possible due to a lower percentage of identified problem loans from the loan review process as well as stable loan losses. Net loan losses for 1997 were $1,688, which represents 0.16% of average loans. This compares to net losses of 0.16% of average loans in 1996. The provision for loan losses to net losses was 256.8% in 1997.

The allowance for loan losses at December 31, 1997 was $18,276, an increase of $2,647 since year-end 1996. The allowance was 1.62% of total loans at year-end 1997, compared to 1.56% at year-end 1996. The allowance for loan losses as a percent of nonperforming loans decreased to 274.9% at December 31, 1997, from 483.7% at year-end 1996.

NONPERFORMING ASSETS

Nonperforming assets consist of nonaccrual loans, 90 days past due and still accruing interest, and other real estate owned which has been obtained through foreclosure or deed in lieu of foreclosure. Nonperforming assets totaled $6,815 at year-end 1997, compared to $4,847 at year-end 1996, an increase of $1,968 or 40.6%.

SECURITIES

The Corporation's securities portfolio, including securities available for sale plus securities held to maturity, increased from $422,395 at December 31, 1996 to $519,513 at December 31, 1997. The largest portion of the portfolio at year-end 1997 was invested in GNMA, FHLMC and FNMA mortgage-backed securities, which totaled $266,566 and comprise 51.3% of the carrying value of total investments.

                                   (Continued)




                                      45.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


In 1997 and 1996, management implemented growth strategies by borrowing Federal Home Loan Bank advances and repurchase agreements while interest rates were low and investing the term portion of these funds in U.S. Government guaranteed mortgage-backed securities and securities collateralized by one year adjustable rate mortgages at a higher rate. These strategies leveraged the Corporation's capital thereby enhancing its return on equity and earnings. During 1995, these types of growth strategies were not used by the Corporation because management determined that there was unacceptable interest rate risk and interest rate spreads between the borrowings and planned investments. Management will continue to review and plan for acceptable growth strategies in the future.

LIQUIDITY AND FUNDING

The Corporation's liquidity position remained strong during 1997. Core deposits, representing the Corporation's largest, most stable and generally least costly source of funds, totaled $1,257,091 at December 31, 1997, an increase of $118,175, or 10.64%, from year-end 1996. At December 31, 1997, core deposits represented 113.3% of net loans, compared to 115.4% at December 31, 1996. Such deposits generally represent a more stable alternative to more volatile money market sources such as short-term borrowings and corporate certificates of deposits. The Corporation has no brokered deposits.

Cash and cash equivalents (cash and due from banks and federal funds sold) are the Corporation's most liquid assets. At December 31, 1997 cash and cash equivalents totaled $76,003, an decrease of $2,885 or 3.7% from December 31, 1996. Additionally, the Corporation has secondary sources of liquidity in investment and mortgage-backed securities available for sale totaling $432,306 at year-end 1997 compared to $334,024 at year-end 1996, as well as maturities and repayments of loans and investment securities held to maturity.

Securities sold under repurchase agreements and federal funds purchased at December 31, 1997 of $79,188 decreased $14,789 or 15.7% from year-end 1996. At December 31, 1997 $43,308 of repurchase agreements were with bank customers in the Corporation's market area and $35,880 were collateralized by securities held by a broker where the exact same securities are returned to the Corporation at the maturities of the agreements.

Federal Home Loan Bank ("FHLB") advances increased to $160,765 at December 31, 1997, from $60,923 at year-end 1996, an increase of $99,842. Management views FHLB advances as a stable secondary funding source. Management implemented securities growth strategies in 1997 and 1996 totaling approximately $45,400 and $46,600 as described above. These low cost borrowings were used as the primary funding source for the growth strategies.

Management believes that the Corporation's liquidity position is strong based on its high level of cash, cash equivalents, core deposits, the stability of its other funding sources and the support provided by its capital base.


                                   (Continued)



                                      46.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

As summarized in the Consolidated Statements of Cash Flows in the consolidated financial statements, the most significant transactions which affected the Corporation's level of cash and cash equivalents, cash flows and liquidity during 1997 were the purchase of securities available for sale of $190,547, the receipt of proceeds from maturities and payments on securities available for sale of $94,998, and the net increase in loans of $92,093.

CAPITAL RESOURCES
                                                         1997             1996
                                                         ----             ----

Common shareholders' equity                        $    156,667     $   139,461
Book value per share                                       8.84            7.89

Tier 1 capital is shareholders' equity excluding the unrealized gain or loss on investment securities available for sale, plus minority interest in subsidiaries from Citizens' Series A Preferred Stock, less goodwill. Tier 2 capital includes Tier 1 capital plus the allowance for loan losses not to exceed 1.25% of risk weighted assets. The leverage capital ratio was 8.6% at December 31, 1997, as compared to 9.3% at December 31, 1996. This decrease is due to the rate of asset growth exceeding capital growth and the additional intangible asset resulting from the 1997 branch acquisitions. The leverage capital ratio is computed by dividing Tier 1 capital by total assets, net of certain intangible assets. Total shareholders' equity increased $17,206 or 12.3% in 1997. For 1996, total shareholders' equity increased $12,036 or 9.4%. Shareholders' equity was 8.75% of total assets at December 31, 1997, as compared to 9.04% at year-end 1996.

Management believes that the most effective method of increasing capital is through retention of earnings after payment of dividends to shareholders. Because of this, current earnings, net of dividends (including dividends of pooled affiliates), totaling $12,958, $14,226 and $13,323 were added to retained earnings in 1997, 1996 and 1995. Dividends declared to common shareholders were $0.56, $0.42 and $0.25 per share in 1997, 1996 and 1995. The dividends per share have been adjusted to reflect the Corporation's two-for-one stock split declared in May 1998, payable June 1, 1998 and three-for-two stock split declared in December 1995, payable January 12, 1996.

At year-end 1997, a $3,919 component of shareholders' equity represented the unrealized gains on securities classified as available for sale, net of the related tax effect. The level of shareholders' equity will be impacted in the future by changes in the volume and market values of securities available for sale.

                                   (Continued)



                                      47.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

ASSET LIABILITY MANAGEMENT

Consistent with its definition of interest-rate risk, the Corporation measures interest-rate risk from the perspectives of earnings at risk and value at risk. The appropriate use of these measures to manage interest-rate risk must take into consideration the purposes of the loan and investment portfolios, the history of interest-rate risk measurement, and the strengths and weaknesses of each measure. The primary purpose of both the loan and investment portfolios is the generation of income, but if credit risk is the principal focus of risk analysis in the loan portfolio, interest-rate risk is the principal focus in the investment portfolio. This is so for two reasons. First, credit risk can be minimized more effectively in the investment portfolio. Second, because of the greater liquidity of the investment portfolio, it is the vehicle of choice for managing interest-rate risk in the entire balance sheet. The Corporation is not subject to any significant degree to foreign currency exchange or commodity price risk. The management of the interest-rate-risk position of the Corporation begins with a thorough evaluation of the balance sheet using simulation analysis of net interest income and net income over a two-year period. The Corporation also calculates the effect of an instantaneous change in market interest rates on the economic value of equity or net portfolio value. Once these analysis are complete, management reviews the results, with an emphasis on the income-simulation results for purposes of managing interest-rate risk. Measurement and identification of current and potential interest-rate-risk exposures is conducted quarterly, with reporting and monitoring also occurring quarterly.

The Corporation's ALCO committee is comprised of the Chief Executive Officer, Chief Financial Officer, Chief Lending Officer, Chief Retail Funds Acquisition Officer and Chief Accounting Officer. The Chief Executive Officer serves as chairman of the ALCO, which meets quarterly. In addition to developing the balance-sheet management policy for adoption by the Board of Directors and keeping it current through recommending to the Board any revisions that may be necessary, the committee is responsible for adopting procedures necessary for or helpful to the prudent achievement of the purposes of this policy, for formulating specific strategies in compliance with this policy, and for monitoring the performance of the corporation in managing interest-rate and liquidity risk. The ALCO reviews interest-rate scenarios quarterly and revises them as necessary in order to stress test earning and the economic value of equity appropriately, given the current rate environment. Consistent with supervisory guidance, except in low or high-rate environments declining and rising rate scenarios of at least 200 basis points will be used in addition to a floating-rate scenario for purposes of simulating the income statement and assessing the effect of an interest- rate shock on the economic value of equity or net portfolio value. For purposes of the Corporation's policy, low-and high-rate environments exist when the 30-year treasury bond is below 7.0% or above 9.0% and federal funds are below 4.0% or above 7.0%, respectively. Rate scenarios could involve parallel or nonparallel shifts in the yield curve, depending on historical, current and expected conditions, as well as the need to capture any material effects of explicit or embedded options.

                                   (Continued)



                                      48.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

In simulating net interest income and net income, rate changes are modeled to occur in even monthly increments over 12 months, and then held constant for an additional 12 months. The volatility of net interest income and net income is measured over a 24-month period by reference to the levels of such income in the flat-rate scenario. In shocking the balance sheet to estimate the effect of rate changes on the market value of equity, changes in interest rates are instantaneous and sustained. In general, the Corporation attempts to maintain a balance sheet that provides the best return possible consistent with acceptable exposure to credit and interest-rate risk and substantial enough cash flows and reinvestment opportunities to enable the corporation to remain profitable in all rate environments.

There are various strategies the Corporation pursues in the management of its interest-rate risk throughout a rate cycle. The ALCO is generally authorized to manage interest-rate risk through the implementation of "natural" hedging strategies through the management of cash flows and maturities of assets and liabilities. When confronted with the risk of rising interest rates, the Corporation will typically (1) shorten investment maturities, (2) lengthen funds maturities,(3) restrict fixed-rate lending and (4) limit credit lines. When confronted with the risk of falling rates, appropriate strategies include (1) replenished credit lines, (2) shortened funds maturities, (3) lengthened investment maturities, (4) expanded fixed-rate lending and (5) investment purchases. Interest-rate swaps, caps and floors may be employed, only if authorized by the Board of Directors in an addendum to its existing policy. If so authorized, they may be implemented by the Chief Investment Officer, but only at the direction of the ALCO and only when more cost-effective than balance-sheet strategies. There were no interest-rate swaps, caps or floors in effect at December 31, 1997 or any period presented.

Net portfolio value represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities. This analysis assesses the risk of loss in market risk sensitive instruments in the event of a sudden and sustained 2% increases and decreases in market interest rates. The calculation of net portfolio value is a static snapshot at a point in time, and therefore does not consider factors such as management intervention or circumstances such as shifts in the yield curve during an interest-rate cycle. Value at risk analysis is most relevant and useful in assessing the exposure of the FDIC to banks with minimal or negative capital and earnings.

TABLE 1.  PROJECTED CHANGE IN NET PORTFOLIO VALUE

           Change in Rates                                         $ Amount      $ Change      % Change
           ---------------                                         --------      --------      --------

+200 Basis points                                              $    176,542     $  (19,979)     (10.2)%
BASE                                                                196,521
-200 Basis points                                                   190,582         (5,939)      (3.0)%

The projected volatility in net portfolio value falls well within the Board of Directors guidelines for + or - 30%.


                                   (Continued)



                                      49.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)

TABLE 2.  PROJECTED  NET INTEREST INCOME VOLATILITY

           Change in Rates                                         $ Amount      $ Change      % Change
           ---------------                                         --------      --------      --------

1998
----
+200 Basis points                                              $     73,720     $    1,110        1.53%
FLAT                                                                 72,610
-200 Basis points                                                    71,548         (1,062)      (1.46)%

1999
----
+200 Basis points                                              $     77,150     $    1,178        1.55%
FLAT                                                                 75,927
-200 Basis points                                                    73,350         (2,577)      (3.39)%

The projected volatility in net interest income falls well within the Board of Directors guidelines for + or - 10% change within a 24 month guideline.

GENERAL

During the second quarter of 1997, the Corporation began to offer comprehensive trust services, including personal trust, estate administration, IRA and employee benefit accounts, and investment services through our wholly-owned subsidiary, First National Bank of Chester. The Trust Department personnel are operating from the Citizens office in Boardman, Ohio.

On August 1, 1997, Citizens acquired ValueNet, Inc. ("ValueNet"). ValueNet provides local Internet access and electronic mail service to over 1,000 customers throughout Columbiana, Mahoning, and Trumbull counties. The all-cash acquisition, while not material to the financial statements, is the first step of Citizens' plan to offer Internet banking, scheduled to be released in 1998. Management believes that by purchasing an Internet service provider, the Corporation has the advantage of an already established customer base for our Internet banking product.

On September 12, 1997, the Corporation signed a Definitive Agreement calling for UniBank, Steubenville, Ohio, to affiliate with the Corporation. Under the terms of the Agreement, 26.5 shares of the Corporation's common stock was exchanged for each share of UniBank common stock outstanding in a tax-free exchange that took place on March 6, 1998. UniBank had assets of $216 million and deposits of $192 million at year-end 1997. The merger was accounted for as a pooling of interests.

On November 21, 1997, Citizens acquired the Belmont County Branches of Metropolitan Savings Bank of Ohio, an affiliate of FNB Corporation, Hermitage, Pennsylvania. The branch offices are located in Martins Ferry, St. Clairsville, and Barnsville. Citizens acquired approximately $65 million in deposits and $25 million in loans for a 9% premium on the deposits. The value of the transaction was approximately $5.8 million.


                                   (Continued)



                                      50.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


On December 3, 1997, The Corporation announced the signing of a Definitive Agreement with Century Financial Corporation. At year-end 1997, Century had assets of $459 million, loans of $349 million, and deposits of $393 million. Based in Rochester, Pennsylvania, Century operates 13 banking offices, 12 of which are in Beaver County, and 1 in Butler County. The transaction was consummated on May 12, 1998 through the issuance of .3963 shares of the Corporation's stock for each Century share. The merger was accounted for as a pooling of interests.

On May 21, 1998, the Corporation announced the signing of a Definitive Agreement with Mid Am, Inc. ("Mid Am"). Under the terms of the Agreement, 0.770 shares of the Corporation's common stock will be exchanged for each share of Mid Am common stock outstanding in a tax-free exchange expected to accounted for as a pooling of interests. Mid Am has assets of $2.2 billion, loans of $1.6 billion, and deposits of $1.8 billion. Headquartered in Bowling Green, Ohio, Mid Am operates five banks in Ohio and Michigan and eight financial service companies in Ohio, Michigan, Indiana and Florida. The transaction, which is subject to regulatory and shareholder approval, is expected to close in the third or fourth quarter of 1998.

As with all financial institutions, the Corporation's operations depend almost entirely on computer systems. The Corporation is addressing the potential problems associated with the possibility that the computers that control or operate its operating systems, facilities and infrastructure may not be programmed to read four-digit date codes and, upon arrival of the year 2000, may recognize the two-digit "00" as the year 1900, causing systems to fail to function or to generate erroneous data. Bancshares is working with the companies that supply or service its computer-operated or -dependent systems to identify and remedy any year 2000 related problems. The Corporation has not identified material, specific expenses that are reasonably likely to be incurred in connection with this issue and does not expect to incur material expense to implement corrective measures. No assurance can be given, however, that material expense will not be incurred in future periods. The Corporation has established a Year 2000 project team responsible for resolving this issue.

IMPACT OF NEW ACCOUNTING PRONOUNCEMENTS

SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," was issued by the Financial Accounting Standards Board in 1996. It revises the accounting for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. It is effective for some transactions in 1997 and others in 1998. The effect on the Corporation's financial statements is immaterial.

SFAS No. 128, "Earnings Per Share," was adopted in 1997 and requires dual presentation of basic earnings per share (EPS) and diluted EPS for entities with complex capital structures. Basic EPS is computed by dividing income available to common shareholders by the weighted average common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in earnings such as stock options, warrants or other common stock equivalents. All prior period EPS data were restated to conform with the new presentation; however, such restatement did not materially alter EPS data previously reported.

                                   (Continued)



                                      51.

                            CITIZENS BANCSHARES, INC.
                          SUPPLEMENTAL FINANCIAL REVIEW
                        December 31, 1997, 1996 and 1995
                  (Dollars in thousands, except per share data)


SFAS No. 129, "Disclosures of Information about Capital Structure," become effective for the Corporation in 1997. SFAS No. 129 consolidated existing accounting guidance relating to disclosure about a company's capital structure. SFAS No. 129 did not affect the Corporation's disclosures.

Two additional pronouncements become effective for the Corporation in 1998. SFAS No. 130, "Reporting Comprehensive Income," and SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," each require selected disclosures in the Corporation's 1998 financial statements.

EFFECTS OF INFLATION

The assets and liabilities of the Corporation are primarily monetary in nature and are more directly affected by the fluctuation in interest rates than inflation. Movement in interest rates is a result of the perceived changes in inflation as well as monetary and fiscal policies. Interest rates and inflation do not necessarily move with the same velocity or within the same period; therefore, a direct relationship to the inflation rate cannot be shown. The financial information presented in this report has been prepared in accordance with generally accepted accounting principles, which require that the Corporation measure financial position and operating results primarily in terms of historical dollars.




                                      52.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION
                             (Dollars in thousands)

Citizens Bancshares, Inc.'s statistical disclosures required by Industry Guide 3 are presented as follows. All information has been retroactively restated to reflect mergers accounted for as poolings of interests discussed in Note 16 to the supplemental consolidated financial statements.

I. DISTRIBUTION OF ASSETS, LIABILITIES AND STOCKHOLDERS' EQUITY; INTEREST RATES AND INTEREST DIFFERENTIAL: See "Financial Review - Average Balance Sheets And Related Yields And Rates."

II.  INVESTMENT PORTFOLIO

     A. The amortized costs, unrealized gains and losses and estimated fair values are as follows (in thousands of dollars):

                                                                           Gross            Gross        Estimated
                                                          Amortized     Unrealized       Unrealized        Fair
DECEMBER 31, 1997                                           Cost           Gains           Losses          Value
-----------------                                           ----           -----           ------          -----
SECURITIES AVAILABLE FOR SALE
U.S.  Treasury securities                              $     19,963     $       124    $        (3)    $     20,084
U.S.  Government agencies and corporations                   82,934           1,164           (161)          83,937
Obligations of states and political
  subdivisions                                               14,278             480            (36)          14,722
Corporate and other securities                               27,870             328           (108)          28,090
Mortgage-backed securities                                  263,638           1,425           (596)         264,467
                                                       ------------     -----------    ------------    ------------
         Total debt securities available for sale           408,683           3,521           (904)         411,300
Marketable equity securities                                 17,610           3,397             (1)          21,006
                                                       ------------     -----------    ------------    ------------
         Total securities available for sale           $    426,293     $     6,918    $      (905)    $    432,306
                                                       ============     ===========    ============    ============

SECURITIES HELD TO MATURITY
U.S.  Treasury securities                              $     38,618     $       158    $        (8)    $     38,768
U.S.  Government agencies and corporations                   22,981              51            (13)          23,019
Obligations of states and political
  subdivisions                                               22,013             428                          22,441
Corporate and other securities                                1,496                            (24)           1,472
Mortgage backed securities                                    2,099             219                           2,318
                                                       ------------     -----------    -----------     ------------
         Total securities held to maturity             $     87,207     $       856    $       (45)    $     88,018
                                                       ============     ===========    ===========     ============


                                      53.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION
                             (Dollars in thousands)



                                                                           Gross            Gross        Estimated
                                                          Amortized     Unrealized       Unrealized        Fair
DECEMBER 31, 1996                                           Cost           Gains           Losses          Value
-----------------                                           ----           -----           ------          -----
SECURITIES AVAILABLE FOR SALE
U.S.  Treasury securities                              $     27,193     $       132    $       (45)    $     27,280
U.S.  Government agencies and corporations                   48,989             488           (296)          49,181
Obligations of states and political
  subdivisions                                               14,929             483            (13)          15,399
Corporate and other securities                               16,584              84           (232)          16,436
Mortgage-backed securities                                  212,329           1,112         (1,008)         212,433
                                                       ------------     -----------    -----------     ------------
         Total debt securities available for sale           320,024           2,299         (1,594)         320,729
Marketable equity securities                                 12,370             943            (18)          13,295
                                                       ------------     -----------    -----------     ------------
         Total securities available for sale           $    332,394     $     3,242    $    (1,612)    $    334,024
                                                       ============     ===========     ==========     ============

SECURITIES HELD TO MATURITY
U.S.  Treasury securities                              $     47,339     $       134    $       (30)    $     47,443
U.S.  Government agencies and corporations                   13,459                           (129)          13,330
Obligations of states and political
  subdivisions                                               23,623             200            (82)          23,741
Corporate and other securities                                1,498                            (45)           1,453
Mortgage backed securities                                    2,452             208                           2,660
                                                       ------------     -----------    -----------     ------------
         Total securities held to maturity             $     88,371     $       542    $      (286)    $     88,627
                                                       ============     ===========    ===========     ============

DECEMBER 31, 1995
SECURITIES AVAILABLE FOR SALE
U.S.  Treasury securities                              $     20,116     $       261    $        (1)    $     20,376
U.S.  Government agencies and corporations                   68,909             643           (289)          69,263
Corporate and other securities                               20,012             190           (198)          20,004
Obligations of states and political
  subdivisions                                               26,943             688            (78)          27,553
Mortgage-backed securities                                  184,871           1,595           (670)         185,796
                                                       ------------     -----------    -----------     ------------
         Total debt securities available for
           sale                                             320,851           3,377         (1,236)         322,992
Marketable equity securities                                  7,891             622                           8,513
                                                       ------------     -----------    -----------     ------------
         Total securities available for sale           $    328,742     $     3,999    $    (1,236)    $    331,505
                                                       ============     ===========    ===========     ============

SECURITIES HELD TO MATURITY
U.S.  Treasury securities                              $     37,293     $       440    $       (10)    $     37,723
U.S.  Government agencies and corporations                   14,482               4           (119)          14,367
Obligations of states and political
  subdivisions                                               18,122             196           (102)          18,216
Corporate and other securities                                2,020              32            (41)           2,011
Mortgage-backed securities                                    2,934             227                           3,161
                                                       ------------     -----------    -----------     ------------
         Total securities held to maturity             $     74,851     $       899    $      (272)    $     75,478
                                                       ============     ===========    ===========     ============



                                      54.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION
                             (Dollars in thousands)

B. The following is a schedule of maturities or next rate-adjustment date of securities available for sale and the related weighted average yield as of December 31, 1997. This schedule is prepared using estimated fair value except for the yields, which are calculated using the amortized cost of the related securities. Equity securities of $21,006 have been excluded from this schedule.

                           Within 1 Yr              1-5 Yrs               5-10 Yrs              Over 10 Yrs
                           -----------              -------               --------              -----------
                         Amount    Yield        Amount    Yield        Amount     Yield       Amount    Yield
                         ------    -----        ------    -----        ------     -----       ------    -----

U.S.  Treasury        $   14,493   5.64%     $    5,591   6.41%
U.S.  Government
  agencies and
  corporations             1,989   5.03          28,758   6.53       $  53,190   7.35%
Obligations of
  states and
  political
  subdivisions             1,284   7.48           2,430   6.34           6,882   5.99       $   4,126   6.52%
Other securities           6,605   6.33          12,370   6.52           1,956   5.64           7,159   9.03
                      ----------   ----      ----------   ----       ---------   ----       ---------   ----
Total investment
  securities              24,371                 49,149                 62,028                 11,285
Mortgage-backed
  securities              78,231   7.01          37,321   6.64          55,424   6.77          93,491   7.23
                      ----------   ----      ----------   ----       ---------   ----       ---------   ----
Total debt
  securities
  available for
  sale                $  102,602   6.74%     $   86,470   6.56%      $ 117,452   6.97%      $ 104,776   7.31%
                      ==========   ====      ==========   =====      =========   ====       =========   ====



                                      55.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION
                             (Dollars in thousands)


     The following is a schedule of maturities or next rate-adjustment date of each category of securities held to maturity and the related weighted average yield as of December 31, 1997. This schedule is prepared with the amortized cost of a security maturing or being placed within the time bracket at the next interest-rate adjustment without regard to principal repayment.

                         Within 1 Yr          1-5 Yrs            5-10 Yrs         Over 10 Yrs
                         -----------          -------            --------         -----------
                       Amount      Yield    Amount    Yield   Amount    Yield      Amount   Yield
                       --------------------------------------------------------------------------

U.S.  Treasury       $  12,893     6.15%  $ 25,725    6.00%
U.S.  Government
  agencies and
  corporations           6,879     4.87     16,102    6.48
Obligations of
  states and
  political
  subdivisions           1,898     9.26     15,124    7.36  $   4,395    7.77%  $     596     8.16%
Other securities           480     5.44          5    5.50      1,011    5.46
                     ---------           ---------          ---------           ---------
Total investment
  securities            22,150              56,956              5,406                 596
Mortgage-backed
  securities                                                                        2,099     9.11
                     ---------           ---------          ---------           ---------
Total debt
  securities
  available for
  sale               $  22,150   6.00%   $  56,956    6.50%  $  5,406    7.34%  $   2,695     8.90%
                     =========   ====    =========   =====   ========   =====   =========    =====

     The weighted average yield is based on the effective yield for all bonds. The yields on the tax-exempt portfolio have been adjusted for a tax equivalency rate of 35%. Mortgage-backed securities have been classified at their final stated maturity date, except for variable rate securities, which are classified at their next rate adjustment date.

C. Excluding those holdings of the investment portfolio in U.S. Treasury securities and other agencies and corporations of the U.S. Government, there were no investments in securities of any one issuer which exceeded 10% of consolidated shareholders' equity of the Corporation at December 31, 1997.



                                      56.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION
                             (Dollars in thousands)


III. LOAN PORTFOLIO

     A. TYPES OF LOANS: Total loans on the consolidated balance sheets are comprised of the following classifications at December 31.

                                          1997             1996            1995             1994            1993
                                          ----             ----            ----             ----            ----
(dollars in thousands)
Commercial, financial and
  agricultural                       $    471,796    $    407,805     $    350,474    $    289,395     $    250,855
Real estate mortgage                      449,828         409,157          405,284         409,022          394,195
Construction                               15,591          15,746           19,120          14,451           13,716
Consumer                                  184,296         162,555          148,228         142,233          116,690
Real estate mortgage loans
  held for sale                             6,335           7,191            3,908             584            9,154
                                     ------------    ------------     ------------    ------------     ------------

     Total Loans                     $  1,127,846    $  1,002,454     $    927,014    $    855,685     $    784,610
                                     ============    ============     ============    ============     ============

B. MATURITIES AND SENSITIVITIES OF LOANS TO CHANGES IN INTEREST RATES: The following is a schedule of maturities by fixed and variable rates as of December 31, 1997:

                                                         Due In           Due In          Due After
                                                         1 Year        1 Yr - 5 Yrs        5 Years          Total
                                                         ------        ------------        -------          -----
Commercial, financial and
  agricultural                                        $    87,643     $    182,591    $    201,562     $    471,796
Construction                                                7,532              931           7,128           15,591
                                                      -----------     ------------    ------------     ------------
     Total                                            $    95,175     $    183,522    $    208,690     $    487,387
                                                      ===========     ============    ============     ============

Total due after one year
------------------------
Fixed rate commercial, financial,
  agricultural and construction                                       $     54,920    $     87,852     $    142,772
Variable rate commercial, financial,
  agricultural and construction                                            128,602         120,838          392,212
                                                                      ------------    ------------     ------------
     Total                                                            $    183,522    $    208,690     $    534,984
                                                                      ============    ============     ============



                                      57.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION
                             (Dollars in thousands)


C.   Risk Elements
     -------------

     1)  Nonaccrual, Past Due and Restructured Loans at December 31.

(dollars in thousands)                         1997           1996            1995           1994           1993
                                               ----           ----            ----           ----           ----
(a)   Loans accounted for on a
       nonaccrual basis                   $     5,203     $     2,138    $     3,718    $     7,632     $     5,775

(b)    Accruing loans which are
       contractually past due
       90 days or more as to
       interest or principal
       payments                                 1,446           1,093            838          2,891           1,476

(c)    Loans which are "troubled
       debt restructurings" as
       defined in Statement of
       Financial Accounting
       Standards No. 15 (exclusive
       of loans in (a) or (b) above)              211             418            825                            317
                                          -----------     -----------    -----------    -----------     -----------
     Total                                $     6,860     $     3,649    $     5,381    $    10,523     $     7,568
                                          ===========     ===========    ===========    ===========     ===========

                                                                                                              1997
                                                                                                              ----
Gross interest income that would have been recorded on nonaccrual loans in the period if the loans had been current, in accordance with their original terms and had been outstanding throughout the period or since origination, if held for
part of the period                                                                                        $     518

Less:  Interest income actually recorded on nonaccrual loans and included in interest
income for the period                                                                                            38
                                                                                                          ----------

Interest income not recognized during the period                                                          $     480
                                                                                                          =========

     1) The policy for placing loans on nonaccrual status is to cease accruing interest on loans when management believes that the collection of interest is doubtful, or when loans are past due as to principal and interest ninety days or more, except that in certain circumstances interest accruals are continued on loans deemed by management to be fully collectible. In such cases, the loans are individually evaluated in order to determine whether to continue income recognition after 90 days beyond the due dates. When loans are charged-off, any interest accrued in the current fiscal year is charged against interest income.

     2) Potential Problem Loans - As of December 31, 1997, there were approximately $1,612 of loans representing the remaining balances of loans classified as substandard for regulatory purposes that have not been disclosed in Item III C. These loans and their potential loss exposure have been considered in management's analysis of the adequacy of the allowance for loan losses. These loans do not represent trends or uncertainties which management reasonably expects will materially impact future operating results, liquidity, or capital resources.


                                      58.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION
                             (Dollars in thousands)


     3) Foreign Outstandings - There were no foreign outstandings for any year presented.

     4) Loan Concentrations - As of December 31, 1997, there were no concentrations of loans greater than 10% of total loans which were not otherwise disclosed as a category of loans pursuant to Item III.A. above. Also, refer to Note 1 to the Consolidated Financial Statements regarding concentration of credit risk on page 15 of the 1997 Annual Report to Shareholders incorporated herein by reference. Citizens provides financing to a group of related enterprises involved in purchasing pools of one-to-four family residential, home equity and other consumer loans. Such loans totaled approximately $73,543 at December 31, 1997. The source of repayment for these loans is the underlying pools of residential mortgage and consumer debt which represent diverse loan types and geographic distribution.

     5) No material amount of loans classified during subsidiary banks' most recent regulatory examinations as loss, substandard, doubtful or special mention have been excluded from the amounts discussed as nonaccrual, past due 90 days or more, restructured or potential problem loans.

D. OTHER INTEREST BEARING ASSETS: As of December 31, 1997, there were no other interest bearing assets that would be required to be disclosed under Item III.C.1. or 2. if such assets were loans.



                                      59.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION
                             (Dollars in thousands)


IV.  SUMMARY OF LOAN LOSS EXPERIENCE

A. The following schedule presents an analysis of the allowance for loan losses, average loan data and related ratios for the years ended December 31 (in thousands of dollars):

                                          1997           1996             1995             1994            1993
                                          ----           ----             ----             ----            ----
Average loans outstanding
  during period (1)                  $  1,071,199    $    957,425     $    883,153    $    817,450     $    756,795
                                     ============    ============     ============    ============     ============

ALLOWANCE FOR LOAN LOSSES
Balance at beginning of
  the period                         $     15,629    $     14,856     $     15,693    $     14,715     $     11,212
Loans charged-off:
     Commercial and
       agricultural loans                    (821)           (657)          (2,745)         (1,663)          (2,284)
     Real estate mortgage loans              (190)           (668)            (603)           (352)            (200)
     Consumer loans                        (1,967)         (1,747)          (1,394)         (1,202)            (806)
                                     ------------    ------------     ------------    ------------     ------------
         Total charge-offs                 (2,978)         (3,072)          (4,742)         (3,217)          (3,290)
                                     ------------    ------------     ------------    ------------     ------------
Recoveries:
     Commercial and
       agricultural loans                     680           1,056              812             854              954
     Real estate-mortgage
       loans                                  136              72              221             101               62
     Consumer loans                           474             438              368             345              331
     Loans secured by leases                                                                                     28
                                     ------------    ------------     ------------    ------------     ------------
         Total recoveries                   1,290           1,566            1,401           1,300            1,375
                                     ------------    ------------     ------------    ------------     ------------

Net loans charged-off                      (1,688)         (1,506)          (3,341)         (1,917)          (1,915)
Provision charged to
  operating expense                         4,335           2,279            2,504           2,895            5,418
                                     ------------    ------------     ------------    ------------     ------------

Balance at the end of the
  period                             $     18,276    $     15,629     $     14,856    $     15,693     $     14,715
                                     ============    ============     ============    ============     ============

Ratio of net charge-offs to
  average loans outstanding                 .16%             .16%            .38%             .23%            .25%

(1)  Net of unearned income.



                                      60.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION
                             (Dollars in thousands)


     The allowance for loan losses balance and the provision charged to expense are determined by management based upon periodic reviews of the loan portfolio, prior loan loss experience, economic conditions and various other circumstances which are subject to change over time. In making this judgment, management reviews selected large loans, delinquent loans, nonaccrual loans and problem loans. The collectibility of these loans is evaluated after considering the current financial position of the borrower, the estimated market value of the collateral and guarantees, and the priority of the Corporation's lien position. Subjective judgments as to the probability of loss and the amount of such loss are formed on these loans, as well as other loans in the aggregate.

B. The following schedule is a breakdown of the allowance for loan losses allocated by type of loan and related percentages.

                                                                                                      Percentage of
                                                                                                      Loans in Each
                                                                                      Allowance        Category to
(dollars in thousands)                                                                 Amount          Total Loans
                                                                                       ------          -----------
December 31, 1997
     Commercial, financial and agricultural                                         $     3,396           41.8%
     Real estate mortgage                                                                 1,419           39.9
     Real estate construction                                                                              1.4
     Consumer                                                                             2,542           16.3
     Unallocated                                                                         10,919
     Real estate mortgage loans held for sale                                                              0.6
                                                                                    -----------         ------
         Total                                                                      $    18,276          100.0%
                                                                                    ===========         ======

December 31, 1996
     Commercial, financial and agricultural                                         $     2,622           40.7%
     Real estate mortgage                                                                 1,458           40.8
     Real estate construction                                                                              1.6
     Consumer                                                                             1,872           16.2
     Unallocated                                                                          9,677
     Real estate mortgage loans held for sale                                                              0.7
                                                                                    -----------         ------
         Total                                                                      $    15,629          100.0%
                                                                                    ===========         ======

December 31, 1995
     Commercial, financial and agricultural                                         $     3,434           37.8%
     Real estate mortgage                                                                 1,107           43.7
     Real estate construction                                                                              2.1
     Consumer                                                                             1,622           16.0
     Unallocated                                                                          8,693
     Real estate mortgage loans held for sale                                                              0.4
                                                                                    -----------         ------
         Total                                                                      $    14,856          100.0%
                                                                                    ===========         ======



                                      61.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION
                             (Dollars in thousands)


December 31, 1994
     Commercial, financial and agricultural                                         $     5,390           33.8%
     Real estate mortgage                                                                 1,642           47.8
     Real estate construction                                                                58            1.7
     Consumer                                                                             1,528           16.6
     Unallocated                                                                          7,075
     Real estate mortgage loans held for sale                                                              0.1
                                                                                    -----------         ------
         Total                                                                      $    15,693          100.0%
                                                                                    ===========         ======

December 31, 1993
     Commercial, financial and agricultural                                         $     6,150           32.0%
     Real estate mortgage                                                                 1,634           50.2
     Real estate construction                                                                              1.7
     Consumer                                                                             1,577           14.9
     Unallocated                                                                          5,354
     Real estate mortgage loans held for sale                                                              1.2
                                                                                    -----------         ------
         Total                                                                      $    14,715          100.0%
                                                                                    ===========         ======

While management's periodic analysis of the adequacy of the allowance for loan losses may allocate portions of the allowance for specific problem-loan situations, the entire allowance is available for any loan charge-offs that occur.

V.  DEPOSITS

The following is a schedule of average deposit amounts and average rates paid on each category for the period indicated (in thousands of dollars):

                                         Average Amounts Outstanding                      Average Rate Paid
                                           Year Ended December 31,                     Year Ended December 31,
                              ---------------------------------------------     ------------------------------
                                    1997            1996             1995          1997         1996         1995
                                    ----            ----             ----          ----         ----         ----
Noninterest-bearing
  demand deposits             $    123,624     $    120,764    $    117,019
Interest-bearing
  demand deposits                  178,131          173,763         171,015        2.07%        2.02%        2.06%
Savings deposits                   360,104          360,472         373,176        2.98         2.93         3.11
Time deposits                      632,738          550,124         494,988        5.82         5.65         5.51
                              ------------     ------------    ------------
     Total                    $  1,294,597     $  1,205,123    $  1,156,198
                              ============     ============    ============

The following is a schedule of maturities of time deposits in amounts of $100,000 or more as of December 31, 1997:

Three months or less                                                                           $    50,649
Three through six months                                                                            30,797
Six through twelve months                                                                            9,878
Over twelve months                                                                                  31,898
                                                                                               -----------
     Total                                                                                     $   123,222
                                                                                               ===========



                                      62.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL STATISTICAL INFORMATION
                             (Dollars in thousands)


VI.  RETURN ON EQUITY AND ASSETS

The information required by this section is set forth under the heading "Financial Review - Selected Financial Data" elsewhere in this document.

VII.  SHORT-TERM BORROWINGS

The following table sets forth certain information relative to the securities sold under agreements to repurchase and Federal funds purchased. Generally, repurchase agreements are sold to local government entities and businesses and have maturity terms of overnight to 30 days. Federal funds purchased generally have overnight terms.

                                                                                         December 31,
                                                                        -------------------------------------------
                                                                              1997           1996           1995
                                                                              ----           ----           ----
Total securities sold under agreement to repurchase and
  Federal funds purchased at period-end                                 $     79,188    $    93,977     $    25,060

Weighted average interest rate at period-end                                    5.72%          5.99%           4.92%

Maximum outstanding at any month-end during the year                    $    146,941    $    94,816     $    44,697
Average amount outstanding                                                   107,405         49,680          34,738

Weighted average rates during the year                                          5.41%          5.09%           5.41%



                                      63.

                            CITIZENS BANCSHARES, INC.
              SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands, except per share data)
                                                                                       March 31         December 31
                                                                                         1998              1997
                                                                                         ----              ----
ASSETS
     Cash and due from banks                                                        $       42,428     $     54,043
     Federal funds sold                                                                      5,225           21,960
                                                                                    --------------     ------------
         Total cash and cash equivalents                                                    47,653           76,003
     Interest-bearing deposits with financial institutions                                   5,657            4,661
     Securities available for sale                                                         461,448          432,306
     Securities held to maturity (Estimated fair value $61,449 and
       $88,018)                                                                             60,815           87,207
     Total loans                                                                         1,146,419        1,127,846
         Less allowance for loan losses                                                    (18,373)         (18,276)
                                                                                    --------------     ------------
         Net loans                                                                       1,128,046        1,109,570
     Premises and equipment, net                                                            29,707           30,794
     Accrued interest receivable and other assets                                           52,354           50,482
                                                                                    --------------     ------------
         Total assets                                                               $    1,785,680     $  1,791,023
                                                                                    ==============     ============

LIABILITIES
     Deposits
         Noninterest-bearing deposits                                               $      134,270     $    134,217
         Interest-bearing deposits                                                       1,267,696        1,246,096
                                                                                    --------------     ------------
         Total deposits                                                                  1,401,966        1,380,313
     Securities sold under repurchase agreements and federal funds
       purchased                                                                            82,016           79,188
     Federal Home Loan Bank advances                                                       128,805          160,765
     Accrued interest payable and other liabilities                                         15,316           14,090
                                                                                    --------------     ------------
         Total liabilities                                                               1,628,103        1,634,356
                                                                                    --------------     ------------

SHAREHOLDERS' EQUITY
     Serial preferred stock, $10.00 par value; authorized 200,000 shares;
       none issued
     Common stock, no par value; 36,000,000 shares authorized;
       17,846,593 and 17,738,935 shares issued                                              31,520           31,189
     Retained earnings                                                                     123,392          122,106
     Less treasury stock, 128,340 and 17,626, shares at cost                                  (930)            (222)
     ESOP obligations and unearned shares                                                     (262)            (325)
     Unrealized gain on securities available for sale                                        3,857            3,919
                                                                                    --------------     ------------
         Total shareholders' equity                                                        157,577          156,667
                                                                                    --------------     ------------
         Total liabilities and shareholders' equity                                 $    1,785,680     $  1,791,023
                                                                                    ==============     ============


      See notes to supplemental interim consolidated financial statements.



                                      64.

                            CITIZENS BANCSHARES, INC.
           SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except per share data)                                              For the three months
                                                                                              ended March 31,
                                                                                             1998           1997
                                                                                             ----           ----
INTEREST INCOME
     Loans, including fees                                                              $    25,739     $    23,288
     Securities
         Taxable                                                                              7,730           6,403
         Nontaxable                                                                             425             438
     Federal funds sold and other                                                               456             469
                                                                                        -----------     -----------
         Total interest income                                                               34,350          30,598
                                                                                        -----------     -----------

INTEREST EXPENSE
     Deposits                                                                                13,841          11,862
     Federal funds and repurchase agreements                                                  1,440           1,470
     Federal Home Loan Bank advances and other                                                1,717             751
                                                                                        -----------     -----------
         Total interest expense                                                              16,998          14,083
                                                                                        -----------     -----------

NET INTEREST INCOME                                                                          17,352          16,515
PROVISION FOR LOAN LOSSES                                                                       695             613
                                                                                        -----------     -----------

NET INTEREST INCOME AFTER PROVISION FOR
  LOAN LOSSES                                                                                16,657          15,902
                                                                                        -----------     -----------

OTHER INCOME
     Service charges and fees on deposits                                                     1,106           1,037
     Other income                                                                             1,532           1,241
     Increase in value in bank owned life insurance                                             305              34
     Investment gains (losses)                                                                   31              (4)
                                                                                        -----------     ------------
         Total other income                                                                   2,974           2,308
                                                                                        -----------     -----------

OTHER EXPENSES
     Salaries and employee benefits                                                           4,831           5,183
     Occupancy and equipment expense                                                          1,775           1,573
     Merger, integration, and restructuring expense                                           3,932
     Other operating expense                                                                  3,537           2,875
                                                                                        -----------     -----------
         Total other expenses                                                                14,075           9,631
                                                                                        -----------     -----------

INCOME BEFORE INCOME TAXES                                                                    5,556           8,579
INCOME TAXES                                                                                  1,428           2,656
                                                                                        -----------     -----------

NET INCOME                                                                              $     4,128     $     5,923
                                                                                        ===========     ===========

BASIC EARNINGS PER COMMON SHARE                                                         $      0.23     $      0.34
                                                                                        ===========     ===========
DILUTED EARNINGS PER COMMON SHARE                                                       $      0.23     $      0.33
                                                                                        ===========     ===========

      See notes to supplemental interim consolidated financial statements.



                                      65.

                            CITIZENS BANCSHARES, INC.
                      SUPPLEMENTAL CONSOLIDATED STATEMENTS
                       OF COMPREHENSIVE INCOME (UNAUDITED)

(In thousands of dollars)                                                           For the three months
                                                                                       ended March 31,
                                                                                     1998          1997
                                                                                     ----          ----

Net Income                                                                        $    4,128    $    5,923

Other comprehensive income, net of tax:
  Unrealized losses on securities available for sale                                     (62)       (2,112)
                                                                                  ----------    ----------

Comprehensive income                                                              $    4,066    $    3,811
                                                                                  ==========    ==========


                            CITIZENS BANCSHARES, INC.
                SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF
                   CHANGES IN SHAREHOLDERS' EQUITY (UNAUDITED)

(In thousands of dollars)                                                                  For the three months
                                                                                              ended March 31,
                                                                                            1998           1997
                                                                                            ----           ----

Balances at January 1 as previously reported                                          $    119,960     $    105,424
Restated to capital structure for pooling of interests                                      36,707           34,037
                                                                                      ------------     ------------
Balances at January 1, as restated                                                         156,667          139,461

Net income                                                                                   4,128            5,923
Cash dividends declared                                                                     (2,128)          (1,706)
Unrealized loss on securities available for sale                                               (62)          (2,112)
Change in employee stock ownership plan obligation
   and release of shares                                                                        63               63
Purchase of treasury stock                                                                    (682)

Pre-merger transactions of pooled affiliates:
   Cash dividends declared                                                                    (564)            (506)
   Stock options exercised                                                                     281               84
   Purchase of treasury stock                                                                 (342)             (51)
   Sale of treasury stock                                                                                        50
   Tax benefit from stock options exercised                                                    216
                                                                                      ------------     ------------

Balances at March 31                                                                  $    157,577     $    141,206
                                                                                      ============     ============


      See notes to supplemental interim consolidated financial statements.




                                      66.

                            CITIZENS BANCSHARES, INC.
          SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

(Dollars in thousands)                                                                       For The Three Months
                                                                                                Ended March 31,
                                                                                             1998           1997
                                                                                             ----           ----


NET CASH FLOWS FROM OPERATING ACTIVITIES                                                $     2,900     $     6,702

CASH FLOWS FROM INVESTING ACTIVITIES
     Securities available for sale:
         Proceeds from sales                                                                                    391
         Proceeds from paydowns, maturities, calls                                           42,805          16,744
         Purchases                                                                          (65,851)        (85,841)
     Securities held to maturity:
         Proceeds from paydowns, maturities, calls                                           20,260          25,661
         Purchases                                                                             (395)        (27,304)
     Net increase in loans                                                                   (9,795)        (25,133)
     Net change in interest-bearing deposits with financial institutions                       (996)            253
     Purchases of premises and equipment                                                     (1,128)           (921)
     Sales of other real estate                                                                   4
                                                                                        -----------     -----------

              Net cash from investing activities                                            (15,096)        (96,150)
                                                                                        -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Cash dividends and fractional shares paid                                               (2,399)         (2,092)
     Net increase in deposit accounts                                                        21,653          25,524
     Net change in repurchase agreements and Federal funds purchased                         (2,828)         37,732
     Net change in short-term FHLB advances                                                 (62,210)
     Proceeds from long-term FHLB advances                                                   36,000          19,650
     Repayment of long-term FHLB advances                                                    (5,750)           (182)
     Redemption of minority interest in subsidiary                                             (559)           (561)
     Proceeds from stock options exercised                                                      281              84
     Treasury stock purchase                                                                   (342)            (51)
     Proceeds from sale of treasury stock                                                                        50
                                                                                        -----------     -----------

              Net cash from financing activities                                            (16,154)         80,154
                                                                                        -----------     -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                     (28,350)         (9,294)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                               76,003          78,888
                                                                                        -----------     -----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                              $    47,653     $    69,594
                                                                                        ===========     ===========


      See notes to supplemental interim consolidated financial statements.




                                      67.

                            CITIZENS BANCSHARES, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                 (Dollars in thousands, except per share data)



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements include the accounts of Citizens Bancshares, Inc., ("the Corporation") and its wholly-owned subsidiaries, The Citizens Banking Company ("Citizens"), Century National Bank ("Century"), Freedom Financial Life Insurance Company ("Insurance Company"), Freedom Express, Inc. and First National Bank of Chester ("FNB"). All significant inter-company transactions have been eliminated in consolidation.

Effective March 6, 1998 the Corporation acquired UniBank and effective May 12, 1998, the Corporation acquired Century Financial Corporation and its subsidiary, Century National Bank, in transactions accounted for as poolings of interests (see Note 6.) The supplemental consolidated financial statements give retroactive effect to the transactions and, as a result, the supplemental consolidated balance sheets, statements of income and statements of cash flows are presented as if the Corporation, UniBank and Century had been consolidated for all periods presented. The supplemental consolidated statements of changes in shareholders' equity reflect the accounts of the Corporation as if the common stock issued in the acquisitions had been outstanding during all periods presented. Generally accepted accounting principles proscribe giving effect to a consummated business combination accounted for by the pooling of interests method in financial statements that do not include the date of consummation. These financial statements do not extend through the date of consummation of the Century acquisition. However, they will become the historical consolidated financial statements of the Corporation after financial statements covering the date of consummation of the business combination are issued. The supplemental consolidated financial statements, including the notes thereto, should be read in conjunction with the supplemental annual financial statements included elsewhere in this document and the Corporation's historical consolidated financial statements of the Corporation included in its December 31, 1997 Annual Report on Form 10-K.

These supplemental interim consolidated financial statements are prepared without audit and reflect all adjustments which, in the opinion of management, are necessary to present fairly the consolidated financial position of the Corporation at March 31, 1998, and its results of operations and cash flows for the periods presented. All such adjustments are of a normal, recurring nature. The supplemental consolidated financial statements do not purport to contain all the necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary under the circumstances.

The provision for income taxes is based upon the effective tax rate expected to be applicable for the entire year. For the three months ended March 31, 1998 and 1997, the Corporation paid interest in the amount of $17,077 and $13,437 and paid (received) taxes in the amount of $(900) and $415.

The Corporation's non-cash transactions resulting from transfers from loans to other real estate owned were $0 for each of the three months ended March 31, 1998 and 1997. Securities with an amortized cost of $6,512 were transferred from held to maturity to available for sale at March 6, 1998. These securities were owned by UniBank before its merger with Citizens with no significant differences between fair value and amortized cost. They were transferred to conform the combined entity with the Corporation's existing interest rate risk position.



                                   (Continued)


                                      68.

                            CITIZENS BANCSHARES, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                 (Dollars in thousands, except per share data)


Statement of Financial Accounting Standards (SFAS) No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities," revises accounting treatment for transfers of financial assets, such as loans and securities, and for distinguishing between sales and secured borrowings. The adoption of SFAS No. 125 did not materially impact the Corporation's financial statements.

Under a new accounting standard, comprehensive income is now reported for all periods. Comprehensive income includes both net income and other comprehensive income. Other comprehensive income includes the change in unrealized gains and losses on securities available for sale.

Earnings per share are calculated based on the weighted average number of shares outstanding. On May 11, 1998, the Board of Directors declared a 2-for-1 stock split to be paid on June 1, 1998, to shareholders of record May 12, 1998. All earnings and dividends per share disclosures have been restated to reflect the stock split and the acquisitions discussed in Note 8 accounted for as poolings of interests. Basic and diluted weighted average shares outstanding for the quarter ended March 31, 1998, were 17,699,000 and 17,808,000. Basic and diluted weighted average shares outstanding for the quarter ended March 31, 1997, were 17,657,000 and 17,726,000 respectively. Diluted shares outstanding include additional common shares issuable under stock options using the treasury stock method.


NOTE 2 - SECURITIES

The amortized costs, unrealized gains and losses and estimated fair values are as follows as of March 31, 1998:

                                                                               GROSS         GROSS        ESTIMATED
                                                             AMORTIZED      UNREALIZED    UNREALIZED        FAIR
                                                               COST            GAINS        LOSSES          VALUE
                                                               ----            -----        ------          -----
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities                                  $     10,230    $      116    $       (1)    $     10,345
U.S. Government agencies and corporations                       99,064         1,249          (199)         100,114
Obligations of states and political subdivisions                15,905           486           (37)          16,354
Corporate and other securities                                  22,364           603          (161)          22,806
Mortgage-backed securities                                     289,201         1,354          (879)         289,676
                                                          ------------    ----------    -----------    ------------
         Total debt securities available for sale              436,764         3,808        (1,277)         439,295
Marketable equity securities                                    18,764         3,485           (96)          22,153
                                                          ------------    ----------    -----------    ------------
         Total securities available for sale              $    455,528    $    7,293    $   (1,373)    $    461,448
                                                          ============    ==========    ===========    ============

SECURITIES HELD TO MATURITY
U.S. Treasury securities                                  $     39,619    $      185    $       (9)    $     39,795
U.S. Government agencies and corporations                          100                          (1)              99
Obligations of states and political subdivisions                21,091           459                         21,550
Corporate and other                                                  5                                            5
                                                          ------------    ----------    ----------     ------------
          Total securities held to maturity               $     60,815    $      644    $      (10)    $     61,449
                                                          ============    ==========    ===========    ============

                                   (Continued)



                                      69.

                            CITIZENS BANCSHARES, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                 (Dollars in thousands, except per share data)


The amortized cost and estimated market value of debt securities at March 31, 1998, by contractual maturity are shown below. Expected maturities will likely differ from contractual maturities because some issuers have the right to call or repay obligations at any time with or without penalty.

                                                                                        Amortized       Estimated
                                                                                           Cost         Fair Value
                                                                                           ----         ----------
DEBT SECURITIES AVAILABLE FOR SALE
     Due in one year or less                                                          $     11,001     $     11,036
     Due after one year through five years                                                  52,580           52,924
     Due after five years through ten years                                                 65,951           67,375
     Due after ten years                                                                    18,031           18,284
     Mortgage-backed securities                                                            289,201          289,676
                                                                                      ------------     ------------
         Total debt securities available for sale                                     $    436,764     $    439,295
                                                                                      ============     ============

DEBT SECURITIES HELD TO MATURITY
     Due in one year or less                                                          $     16,209     $     16,283
     Due after one year through five years                                                  37,035           37,363
     Due after five years through ten years                                                  6,823            7,021
     Due after ten years                                                                       748              782
                                                                                      ------------     ------------
         Total debt securities held to maturity                                       $     60,815     $     61,449
                                                                                      ============     ============

There were no sales of securities for the quarter or three-month period ended March 31, 1998. Gains on securities sold resulted from calls within the UniBank portfolio. Sales proceeds totaled $391 for the three-month period ended March 31, 1997, resulting in gross losses of $4.


NOTE 3 - LOANS

The loan portfolio is summarized as follows:
                                                                                         March 31,     December 31,
                                                                                           1998            1997
                                                                                           ----            ----

Commercial, financial and agricultural                                                $    307,623     $    317,884
Residential real estate mortgages                                                          496,295          462,545
Commercial real estate                                                                     142,889          153,912
Construction                                                                                13,427           15,591
Consumer                                                                                   171,010          171,579
Real estate mortgage loans held for sale                                                    15,175            6,335
                                                                                      ------------     ------------
     Total loans                                                                      $  1,146,419     $  1,127,846
                                                                                      ============     ============

Nonaccrual and past due loans:
Loans accounted for on a nonaccrual basis                                             $      4,861     $      5,203
Loans past due more than 90 days and still accruing interest                                 1,984            1,446
                                                                                      ------------     ------------
                                                                                      $      6,845     $      6,649
                                                                                      ============     ============

                                   (Continued)


                                      70.

                            CITIZENS BANCSHARES, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                 (Dollars in thousands, except per share data)



NOTE 4 - ALLOWANCE FOR LOAN LOSSES

Following is a summary of the activity in the allowance for loan losses for the quarter ended March 31:

                                                                                            1998           1997
                                                                                            ----           ----

Balance at January 1                                                                    $    18,276     $    15,629
Provision for loan losses                                                                       695             613
Recoveries                                                                                      248             297
Loans charged-off                                                                              (846)           (765)
                                                                                        -----------     -----------
Balance at March 31                                                                     $    18,373     $    15,774
                                                                                        ===========     ===========

Information regarding impaired loans is as follows:
                                                                                                 For the quarter
                                                                                                 ended March 31,
                                                                                              1998          1997
                                                                                              ----          ----

Average investment in impaired loans                                                      $    6,291     $    3,962
Interest income recognized on impaired loans                                                      67             84
Interest income received on impaired loans                                                        58             68

                                                                                            March 31,     Dec. 31,
                                                                                              1998          1997

Balance of impaired loans                                                                 $    8,178     $    5,025
Specific allocation associated with impaired loans                                               707            545

The balance of impaired loans includes certain delinquent and nonaccrual loans disclosed in Note 3, totaling $3,129 and $3,413 at March 31, 1998, and December 31, 1997.


NOTE 5 - COMMITMENTS, CONTINGENCIES AND CONCENTRATIONS OF CREDIT RISK

The Corporation, through its subsidiary banks, grants residential, consumer and commercial loans to customers located primarily in the eastern Ohio counties of Columbiana, Jefferson, Stark, Mahoning, Carroll and Belmont, in the southwestern Pennsylvania counties of Beaver and Butler, and in the West Virginia county of Hancock.

Real estate mortgage loans, including construction loans and loans held for sale, totaled $524,897 of loans at March 31, 1998, and are secured primarily by one- to four-family residences. Commercial real estate loans comprised 12.46% of loans at March 31, 1998, and represent borrowings secured by commercial buildings and real estate primarily in the Citizens, Century, and FNB market areas.


                                   (Continued)



                                      71.

                            CITIZENS BANCSHARES, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                 (Dollars in thousands, except per share data)



In addition, at March 31, 1998, 7.7% of total loans were to a group of related enterprises involved in purchasing pools of one-to-four family residential, home equity and other consumer loans. The primary repayment source for the latter is the underlying pools of consumer and mortgage debt that represent diverse loan types and geographic distribution.

Citizens, Century, and FNB are parties to financial instruments that involve off-balance-sheet risk. These instruments are entered into in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to make loans. All fixed-rate mortgage real estate commitments expire after 60 days. Since many expire without being used, they do not necessarily represent future cash commitments.

The exposure to credit loss in case of nonperformance by the other party to the financial instrument for commitments to make loans and lines and letters of credit is represented by the contractual amount of those instruments. Citizens, Century, and FNB follow the same credit policy to make such commitments as is followed for those loans recorded in the financial statements. In management's opinion, these commitments represent normal banking transactions and no material losses are expected to result therefrom. Collateral obtained upon exercise of the commitments is determined using management's credit evaluation of the borrower and may include real estate and/or business assets.

Citizens, Century, and FNB are involved in various legal actions arising in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material effect on Bancshares.


NOTE 6 - ACQUISITIONS

Effective March 6, 1998, UniBank affiliated with the Corporation by merging into Citizens. The transaction was affected through the exchange of 26.5 common shares of Bancshares for each of UniBank's 75,000 outstanding common shares other than those owned by the Corporation, with cash paid instead of fractional shares. UniBank had assets of $217,397 with ten offices in Jefferson County, and will be operated as branches of Citizens.

Effective May 12, 1998, Century Financial Corporation and its subsidiary, Century National Bank, Rochester, Pennsylvania, merged into the Corporation. The transaction was affected through the exchange of .7926 common shares of the Corporation for each of Century's outstanding common shares, with cash paid in lieu of fractional shares. Century had assets of approximately $453,000 with 13 branches in Beaver and Butler counties in Pennsylvania. Initially, Century National Bank will operate as a wholly-owned subsidiary of the Corporation.

                                   (Continued)



                                      72.

                            CITIZENS BANCSHARES, INC.
         NOTES TO SUPPLEMENTAL INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                 (Dollars in thousands, except per share data)



The transactions were accounted for as poolings of interests. The following is a summary of the separate results of operations of the Corporation, Unibank and Century for the three months ended March 31:

                                                      1998                                    1997
                                                      ----                                    ----
                                          Net Interest                           Net Interest
                                            Income           Net Income             Income           Net Income
                                            ------           ----------             ------           ----------

Corporation                              $    13,017         $    2,765          $    10,472        $    4,109
Unibank                                                                                1,815               512
Century                                        4,335              1,363                4,228             1,302
                                         -----------         ----------          -----------        ----------
     Combined                            $    17,352         $    4,128          $    16,515        $    5,923
                                         ===========         ==========          ===========        ==========



ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

The purpose of this discussion is to focus on information concerning the consolidated financial condition of the Corporation at March 31, 1998, compared to December 31, 1997, and the results of operations for the quarter ended March 31, 1998, as compared to the same period in 1997. This discussion should be read in conjunction with the supplemental interim consolidated financial statements and the footnotes thereto. Forward-looking statements contained in this discussion involve risks and uncertainties and are subject to change based on various important factors. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this paragraph is to secure the use of the safe harbor provisions. While the Corporation believes the assumptions underlying the forward-looking statements contained herein and in other public documents are reasonable, any of the assumptions could prove to be inaccurate, and accordingly, actual results and experience could differ materially from the anticipated results or other experiences expressed by the Corporation in its forward-looking statements.

RESULTS OF OPERATIONS

Net income for the quarter ended March 31, 1998 included nonrecurring items of income and expense, including a $3,932 merger, integration and restructuring charge related to an acquisition ($2,486 after-tax impact) and gains on the sales and calls of loans and securities of $62 ($40 after-tax impact.) The merger, integration and restructuring charge was for severance pay, service contracts, transaction fees and costs related to branch closures in the elimination of duplicate facilities. As a result of the after-tax financial impact of the nonrecurring items, net income was $4,128 for the first quarter of 1998, a decrease of 30.3% from the $5,923 earned in the comparable period in 1997. Basic and diluted earnings per share for the first quarter of 1998 were $.23, compared to $.34 basic earnings per share and $.33 diluted earnings per share for the comparable period in 1997.


                                   (Continued)


                                      73.

                            CITIZENS BANCSHARES, INC.
           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS (Dollars in thousands, except per share data)

Excluding the after-tax financial impact of merger, integration, and restructuring expense and gains on sales of loans and investments, core earnings were $6,574 in the first quarter of 1998, a 11.0% increase from the $5,923 earned in the comparable period in 1997. Basic earnings per common share before the nonrecurring items for the first quarter of 1998 were $.37 compared to $.33 net income per share in the first quarter of 1997.

The provision for loan losses of $695 for the quarter ended March 31, 1998, increased $82 from the comparable period in 1997, a result of loan growth and an increase in nonperforming loans.

Total other income of $2,974 for the first quarter of 1998 increased $666 or 28.9% from the comparable period in 1997. This increase was primarily the result of income earned on bank-owned life insurance ("BOLI"). The cash surrender value of the life insurance experienced a net increase of $271 for the first quarter of 1998. Citizens implemented the single premium BOLI to offset the cost of certain employee benefits. The increase in other income also was affected by an increase in service charges on deposit accounts and higher fees on loans and ATMs.

Total other expense of $14,075 for the first quarter of 1998 increased $4,444 or 46.1% from the comparable period in 1997. This increase was primarily due to the pretax merger, integration and restructure expense of $3,932 discussed above. The increase in other operating expense also was affected by an increase in amortization of intangible assets of $248.

Excluding the nonrecurring after-tax expense and income items discussed above, the annualized return on average shareholders' equity was 16.90% and return on average assets was 1.49%. In addition, excluding the nonrecurring after tax expense and income, the Corporation's efficiency ratio, a measure of operating efficiency, was 48.52% for the first quarter of 1998.

Net interest income taxable equivalent, of $17,963, for the three months ended March 31, 1998, increased $924 from the comparable period in 1997, as summarized below:

                                                               For the three months
                                                                  ended March 31,
                                                               1998           1997
                                                               ----           ----

Net interest income                                       $    17,352     $    16,515
Taxable equivalent adjustment                                     611             524
                                                          -----------     -----------
     Net interest income taxable equivalent               $    17,963     $    17,039
                                                          ===========     ===========

Net interest margin                                              4.14%          4.47%
Taxable equivalent adjustment                                     .14            .14
                                                          -----------     ----------
     Net interest margin taxable equivalent                      4.28%          4.61%
                                                          ===========     ==========


                                   (Continued)



                                      74.

                            CITIZENS BANCSHARES, INC.
           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS (Dollars in thousands, except per share data)


The net interest margin, fully-taxable equivalent of 4.28% for the first three months of 1998 decreased from 4.61% for the comparable period in 1997. The yield on average earning assets was 8.19% for the first three months of 1998 compared to 7.81% for the comparable period in 1997. The cost of interest bearing liabilities was 4.57% for the first three months of 1998 compared to 4.38% for the comparable period in 1997. Increases in interest rates paid on Federal Home Loan Bank advances and securities sold under repurchase agreements have contributed to the increase in the cost of interest bearing liabilities for the first three months of 1998 compared to the same period in 1997.

Average gross earning assets increased $225,934 during the first quarter of 1998, while the average rate earned on these assets decreased from 8.32% at December 31, 1997, to 8.19% at March 31, 1998.


CHANGES IN FINANCIAL CONDITION

Total assets of $1,785,680 at March 31, 1998, remained relatively constant compared to year-end 1997. Total deposits at March 31, 1998, of $1,401,966 increased $21,653 from December 31, 1997. These lower cost sources of funds were used to purchase investment and mortgage-backed securities available for sale, to fund loan growth and to pay down Federal Home Loan Bank advances. Net loans totaled $1,128,046 at March 31, 1998, representing an increase of $18,476 or 1.7% since year-end 1997.


NONPERFORMING ASSETS

Nonperforming loans as a percentage of total loans were .60% at March 31, 1998, as compared to .59% at December 31, 1997. The allowance for loan losses as a percentage of total loans at March 31, 1998, was 1.60% compared to 1.62% at December 31, 1997. Nonperforming loans as a percentage of the allowance for loan losses increased to 37.3% at March 31, 1998, from 36.4% at December 31, 1997. Other real estate totaled $139 at March 31, 1998, and $166 at December 31, 1997.

The Corporation continues to analyze the adequacy of its allowance for loan losses as a percentage of total loans on a quarterly basis. Annualized net charge-offs constituted .21% of average loans for the three months ended March 31, 1998, as compared to .16% for the year ended December 31, 1997.


LIQUIDITY

The Corporation's liquidity position remained stable during the first quarter of 1998. Core deposits represent the Corporation's largest, most stable and generally least costly source of funds, and totaled $1,271,118 and were 110.9% of total loans at March 31, 1998. Core deposit levels at March 31, 1998 approximated the levels at year-end 1997.

                                   (Continued)



                                      75.

                            CITIZENS BANCSHARES, INC.
           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS (Dollars in thousands, except per share data)


Cash and cash equivalents, interest-bearing time deposits and securities available for sale are the Corporation's most liquid assets. At March 31, 1998, these assets totaled $514,758, an increase of $1,788 or .35% from December 31, 1997.

Management believes that the Corporation's liquidity position is adequate based on its level of cash, cash equivalents, core deposits, the stability of its other funding sources and its capital base.


CAPITAL RESOURCES

Shareholders' equity totaled $157,577 at March 31, 1998, compared to $156,667 at December 31, 1997. The ratio of shareholders' equity to assets was 8.82% at March 31, 1998 and 8.75% at December 31, 1997. The following table summarizes Bancshares' consolidated leverage capital ratio and required amounts at March 31, 1998 and December 31, 1997.

                                                              March 31, 1998                December 31, 1997
                                                              --------------                -----------------
                                                           Amount      Percent              Amount      Percent
                                                           ------      -------              ------      -------

Tier 1 risk-based capital
     Actual                                            $    148,931       13.3%          $    145,706       12.9%
     Required                                                45,616        4.0                 45,821        4.0

Total risk-based capital
     Actual                                            $    163,237       14.5%          $    159,687       14.1%
     Required                                                91,233        8.0                 91,641        8.0

Leverage Ratio
     Actual                                            $    148,931        8.3%          $    145,706        8.6%
     Required                                                90,026        5.0                 84,890        5.0

The unrealized gain on securities available for sale, net of tax effect, was $3,857 at March 31, 1998, compared to an unrealized gain of $3,919 at December 31, 1997. The decrease of $62 was primarily attributable to the changing interest rate environment.


                                   (Continued)




                                      76.

                            CITIZENS BANCSHARES, INC.
           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULTS OF OPERATIONS (Dollars in thousands, except per share data)


GENERAL

The Corporation acquired UniBank on March 6, 1998, and the branches of UniBank became branches of Citizens. In the communities of Steubenville and Wintersville, duplications of branch offices existed; therefore, Citizens consolidated two offices without sacrificing customer service while yielding greater efficiencies in operations.

The acquisition of Century Financial Corporation was completed May 12, 1998. The Rochester, Pennsylvania, based one-bank holding company has 13 banking offices in Beaver and Butler Counties. Its subsidiary, Century National Bank, will initially operate as a wholly-owned bank subsidiary of the Corporation.

On May 21, 1998, the Corporation announced the signing of a Definitive Agreement with Mid Am, Inc. ("Mid Am"). Under the terms of the Agreement, 0.770 shares of the Corporation's common stock will be exchanged for each share of Mid Am common stock outstanding in a tax-free exchange expected to accounted for as a pooling of interests. Mid Am has assets of $2.2 billion, loans of $1.6 billion, and deposits of $1.8 billion. Headquartered in Bowling Green, Ohio, Mid Am operates five banks in Ohio and Michigan and eight financial service companies in Ohio, Michigan, Indiana and Florida. The transaction, which is subject to regulatory and shareholder approval, is expected to close in the third or fourth quarter of 1998.

As with all financial institutions, the Corporation's operations depend almost entirely on computer systems. The Corporation is addressing the potential problems associated with the possibility that the computers that control or operate its operating systems, facilities and infrastructure may not be programmed to read four-digit date codes and, upon arrival of the year 2000, may recognize the two-digit "00" as the year 1900, causing systems to fail to function or to generate erroneous data. Bancshares is working with the companies that supply or service its computer-operated or -dependent systems to identify and remedy any year 2000 related problems. The Corporation has not identified material, specific expenses that are reasonably likely to be incurred in connection with this issue and does not expect to incur material expense to implement corrective measures. No assurance can be given, however, that material expense will not be incurred in future periods. The Corporation has established a Year 2000 project team responsible for resolving this issue.

In the second quarter of 1997, the Corporation began offering trust and investments services. The Trust Group, is based in Boardman, Ohio, has grown to $73 million in assets. Considering recent acquisitions, plans include expanding an office presence in the Steubenville area and the continuation of Century's trust office in Rochester.

The Corporation expects to move into our new retail bank/trust and investment complex in Boardman during the third quarter of 1998. The new facility will replace an older branch in Boardman and will incorporate the administrative and operations areas of the Trust Group in a separate section.



                                      77.

                            CITIZENS BANCSHARES, INC.
       ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


ASSET AND LIABILITY MANAGEMENT

The Corporation's 1997 annual report and Form 10-K provide information about the Company's management of interest rate risk and, to a lesser extent, liquidity risk. Bancshares does not maintain a trading account for any class of financial instrument and is not affected by foreign currency exchange risk or commodity price risk. Of the $22 million in equities held by Bancshares and subsidiaries, $13 million represent FHLB stock and Federal Reserve Bank Stock.

Due to the pooling of UniBank, Steubenville, and Century, Rochester, which were acquired on March 6, 1998 and May 12, 1998, the market value of portfolio equity has changed, but the projected volatility of +/- 200 bp change in interest rates still falls well within the Board of Directors guidelines of +/- 30%.

                           Projected change in net portfolio value
                           ---------------------------------------
                 Change in rates       $ Amount         $ Change     % Change
                 ---------------       --------         --------     --------

                    +200bp         $    235,759      $     10,316        4.6%
                    Base                225,872
                    -200bp              246,872            21,429        9.5



                                      78.